Filed Pursuant to Rule 424(B)(5)

Registration Nos. 333-108559

333-108559-04

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 9, 2003)

$300,000,000

Popular Capital Trust I

6.70% Cumulative Monthly Income Trust Preferred Securities
(Liquidation Amount $25 Per Capital Security)

Fully, irrevocably and unconditionally guaranteed

on a subordinated basis, as described in this prospectus, by

      Popular Capital Trust I is offering trust preferred securities, which we refer to in this prospectus supplement as “capital securities,” that Popular, Inc. will fully and unconditionally guarantee, based on its combined obligations under a guarantee agreement, a trust agreement and a junior subordinated indenture. Popular Capital Trust I will redeem the capital securities on November 1, 2033, and may redeem them earlier, subject to any required prior approval of the Federal Reserve or its district reserve bank.

      The capital securities may be redeemed, in whole or in part, at any time on or after November 1, 2008 at a redemption price equal to 100% of the liquidation amount, plus accumulated and unpaid distributions to the date of redemption. In addition, the capital securities may be redeemed in whole if adverse changes in tax law, investment company law or banking laws or regulations occur. Any change in the Tier 1 capital treatment of the capital securities resulting from actions that could be taken by the Federal Reserve or its district reserve banks, in light of certain recent accounting changes addressing the criteria for consolidation of the Trust, as discussed in this prospectus supplement, would constitute an adverse change in banking laws or regulations.

      There is currently no market for the capital securities. The capital securities have been approved for quotation on the Nasdaq National Market under the symbol “BPOPN.” Trading of the capital securities on the Nasdaq National Market is expected to commence within 30 days after initial delivery of the capital securities.

      The capital securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency and may lose value.

      Investing in the capital securities involves risks. See “Risk Factors” beginning on page S-8.

		Underwriting	Proceeds To
	Price To	Discounts and	Popular Capital
	Public	Commissions(1)	Trust I(1)

Per Capital Security	$25.0000	$0.7875	$25.0000
Total	$300,000,000	$9,450,000	$300,000,000

(1)	Because Popular Capital Trust I will use all of the proceeds from the sale of the capital securities and its common securities to purchase junior subordinated debentures of Popular, Inc., Popular, Inc. will pay all underwriting discounts and commissions.

      This prospectus supplement and the accompanying prospectus may be used by the underwriters in connection with offers and sales of the capital securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale or otherwise. The underwriters may act as principal or agent in such transactions.

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The underwriters expect to deliver the capital securities in book-entry form only through the facilities of The Depository Trust Company on or about October 31, 2003.

POPULAR SECURITIES

UBS FINANCIAL SERVICES INCORPORATED OF PUERTO RICO

                CITIGROUP
                        R-G INVESTMENTS CORPORATION
                                                 SANTANDER SECURITIES
                                                                   BBVA CAPITAL MARKETS
                                                                                   ORIENTAL FINANCIAL SERVICES
                                                                                                           KEEFE, BRUYETTE & WOODS

The date of this prospectus supplement is October 27, 2003.

PROSPECTUS SUPPLEMENT SUMMARY
RISK FACTORS
RECENT DEVELOPMENTS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
DESCRIPTION OF THE TRUST
ACCOUNTING TREATMENT; REGULATORY CAPITAL
DESCRIPTION OF CAPITAL SECURITIES
DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES
DESCRIPTION OF GUARANTEE
RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE
CERTAIN TAX CONSIDERATIONS
CERTAIN ERISA CONSIDERATIONS
UNDERWRITERS
LEGAL OPINIONS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
POPULAR, INC.
THE TRUSTS
REASON FOR THE OFFERING
USE OF PROCEEDS
RATIOS OF EARNINGS TO FIXED CHARGES AND TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES
DESCRIPTION OF TRUST PREFERRED SECURITIES
COMMON SECURITIES
DESCRIPTION OF GUARANTEES
RELATIONSHIP AMONG TRUST PREFERRED SECURITIES, JUNIOR SUBORDINATED DEBT SECURITIES AND GUARANTEES
PLAN OF DISTRIBUTION
LEGAL OPINIONS
EXPERTS

Prospectus Supplement

Prospectus

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. The trust and Popular have not authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. The information in this prospectus supplement and the accompanying prospectus may only be accurate as of their respective dates. In this prospectus supplement, references to the “trust” mean Popular Capital Trust I and references to “Popular,” “we,” “our” and “us” mean Popular, Inc., and not Popular, Inc. together with any of its subsidiaries, unless the context indicates otherwise.

      The trust and Popular are offering to sell the capital securities, and are seeking offers to buy the capital securities, only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the capital securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the capital securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

PROSPECTUS SUPPLEMENT SUMMARY

      The following information concerning Popular, the trust, the capital securities to be issued by the trust, the guarantee to be issued by Popular with respect to the capital securities and the 6.70% junior subordinated debentures due November 1, 2033 to be issued by Popular supplements, and should be read in conjunction with, the information contained in the accompanying prospectus. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Popular, Inc.

      We are a diversified, financial services company and the largest locally based financial institution in Puerto Rico. We were incorporated in 1984 under the laws of the Commonwealth of Puerto Rico. We are registered as a financial holding company and bank holding company under the Bank Holding Company Act, as amended by the Gramm-Leach-Bliley Act, and are subject to supervision and regulation by the Board of Governors of the Federal Reserve System. As a diversified financial services institution, we own subsidiaries engaged in banking and a variety of financial services. Our subsidiaries provide banking, insurance, mortgage, auto, consumer finance, investment and electronic payment processing services through retail branches, the internet and other distribution channels throughout Puerto Rico, the mainland United States, and to a lesser extent, the Caribbean and Central America. Our principal subsidiary, Banco Popular de Puerto Rico, was incorporated in 1893 and is Puerto Rico’s largest bank.

      We are a separate and distinct legal entity from our banking and other subsidiaries. Our principal source of funds to pay our obligations including service on our debt is dividends from our subsidiaries. Various federal, Puerto Rico and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval.

      Our principal executive offices are located at Popular Center Building, 209 Muñoz Rivera Avenue, Hato Rey, Puerto Rico 00918, and our telephone number is (787) 765-9800.

Popular Capital Trust I

      The trust is a Delaware statutory trust. The trust exists solely to:

•	issue and sell its common securities to Popular;

•	issue and sell its capital securities to the public;

•	use the proceeds from the sale of its common securities and capital securities to purchase junior subordinated debentures from Popular; and

•	engage in other activities that are necessary, convenient or incidental to these purposes.

      Bank One Trust Company, N.A. will act as the property trustee of the trust. Bank One Delaware, Inc. will act as the Delaware trustee of the trust. Two officers of Popular or its subsidiaries will act as administrative trustees of the trust. The principal office and telephone number of the trust are c/o Popular, Inc., Popular Center Building, 209 Muñoz Rivera Avenue, Hato Rey, Puerto Rico 00918, telephone number (787) 765-9800.

The Offering

Issuer	Popular Capital Trust I

Securities	12,000,000 6.70% Cumulative Monthly Income Trust Preferred Securities, which represent an undivided beneficial interest in the assets of the trust.

The assets of the trust will consist solely of the 6.70% junior subordinated debentures of Popular.

Offering Price	$25 per capital security.

Distributions	You will be entitled to receive cumulative cash distributions at an annual rate of $1.675 per capital security, which represents 6.70% of the liquidation amount of $25 per capital security. Distributions will accumulate from the date the trust issues the capital securities and are payable monthly in arrears on the first day of each month, beginning December 1, 2003. The record date for distributions on the capital securities will be the fifteenth day of the month preceding the distribution date. We may defer payment of cash distributions as described below.

Mandatory Redemption	The junior subordinated debentures will mature and the capital securities must be redeemed on November 1, 2033.

Optional Redemption	The trust must redeem the capital securities when the junior subordinated debentures are paid at maturity or upon any earlier redemption of the junior subordinated debentures. The junior subordinated debentures may be redeemed before their stated maturity at 100% of their principal amount outstanding, plus accrued interest to the date of redemption, at any time, in whole only, and only if adverse changes in tax law, investment company law or banking laws or regulations occur, including a change in the Tier 1 capital treatment of the capital securities. See “Description of the Capital Securities — Redemption.”

Other than in connection with adverse changes in tax law, investment company law or banking laws or regulations, the junior subordinated debentures may be redeemed, at the option of Popular (in which case, the trust must also redeem the capital securities) at any time on or after November 1, 2008 at 100% of their principal amount plus accrued interest to the date of redemption.

Popular’s option to redeem the junior subordinated debentures is subject to any required approval of the Federal Reserve or its district reserve bank (the “Federal Reserve”).

Deferral of Distributions	Unless there is an event of default under the junior subordinated debentures, Popular can defer interest payments on the junior subordinated debentures during any period of up to 60 consecutive months, but not beyond their maturity date.

If Popular defers interest payments on the junior subordinated debentures:

• the trust will defer distributions on the capital securities;

• during any deferral period, distributions will continue to accumulate on the capital securities at an annual rate of 6.70% of the liquidation amount of $25 per capital security; and

• the deferred distributions will accrue additional distributions, as permitted by applicable law, at an annual rate of 6.70%, compounded monthly, until paid.

If Popular exercises its right to defer payments of interest on the junior subordinated debentures, holders of the capital securities using the accrual method of accounting to determine their taxable income will be required to accrue income on the deferred interest allocable to the capital securities for United States federal and Puerto Rico income tax purposes.

At the end of the deferral period Popular will pay to the trust all accrued and unpaid interest under the junior subordinated debentures. The trust will then pay all accumulated and unpaid distributions to the holders.

Guarantee of the Capital Securities	Popular’s obligations described in this prospectus supplement and the accompanying prospectus, in the aggregate, constitute a full, irrevocable and unconditional guarantee by Popular, on a subordinated basis, of the obligations of the trust under the capital securities. Popular has entered into a guarantee agreement whereby it has guaranteed that the trust will use its assets to pay the distributions on the capital securities and the liquidation amount upon liquidation of the trust. However, the guarantee does not apply when the trust does not have sufficient funds to make the payments. If Popular does not make payments on the junior subordinated debentures, the trust will not have sufficient funds to make payments on the capital securities and you will not receive such payments. In this event, your remedy is to institute a legal proceeding directly against Popular for enforcement of payments under the junior subordinated debentures.

Distribution of the junior subordinated debentures	Popular has the right to terminate the trust at any time. If Popular decides to exercise its right to terminate the trust, the trust will distribute, after satisfaction of liabilities to creditors, approximately 97% of the junior subordinated debentures to holders of the capital securities and approximately 3% to the holders of the common securities. Any distributions of the junior subordinated debentures may require approval of the Federal Reserve.

If the junior subordinated debentures are distributed, Popular will use its commercially reasonable efforts to list the junior subordinated debentures on the Nasdaq National Market or any other exchange on which the capital securities are then listed.

Ranking	The capital securities will generally rank equal to the common securities in priority of payment. The trust will make payments on the capital securities and the common securities based on a proportionate allocation of the payments it receives on the junior subordinated debentures. However, the capital securities will rank prior to the common securities as to payment if and so long as Popular fails to make principal or interest payments under the junior subordinated debentures when due. For a more detailed explanation, see “Description of Trust Preferred Securities — Ranking of Trust Securities” on page 23 of the accompanying prospectus.

The junior subordinated debentures and the guarantee will be unsecured and will rank subordinate and junior in right of payment to all of Popular’s current and future Senior Debt, as defined in the accompanying prospectus, which includes subordinated debt of Popular. For a more detailed explanation, see “Description of Junior Subordinated Debt Securities — Subordination” on page 16 of the accompanying prospectus and “Description of Guarantees — Status of the Guarantees” on page 30 of the accompanying prospectus.

Voting Rights	If you purchase the capital securities, you will have limited voting rights. You will be entitled to vote on the following matters:

• removal of the property trustee or the Delaware trustee for cause or when there is an event of default under the junior subordinated debentures,

• certain modifications to the terms of the capital securities and the guarantee, and

• the exercise of the trust’s rights as holder of the junior subordinated debentures.

A more detailed description of your voting rights is contained under “Description of Trust Preferred Securities — Removal of Trustees,” “— Voting Rights; Amendment of the Trust Agreement” and “Description of Guarantees — Amendments and Assignment” on pages 24, 26 and 30, respectively, of the accompanying prospectus.

Puerto Rico Withholding Taxes	By purchasing the capital securities, holders who are subject to tax in Puerto Rico on the interest received on the junior subordinated debentures will be deemed to have made an irrevocable election to have the special 10% Puerto Rico tax applicable to corporate debt withheld on their proportionate share of such interest income. Other holders will be subject to the 10% Puerto Rico withholding tax unless certain conditions described under “Certain Tax Considerations” are complied with. Popular will not make any additional payments on the capital securities to compensate investors for any Puerto Rico taxes withheld from payments on the capital securities.

See “Certain Tax Considerations” for a more detailed summary of material United States and Puerto Rico tax considerations for the capital securities.

Use of Proceeds	The trust will invest all of the proceeds from the sale of the capital securities in the junior subordinated debentures. Popular intends to use the net proceeds from the sale of the junior subordinated debentures for general corporate purposes, which may include:

• investments in, or extensions of credit to, existing and future subsidiaries located in Puerto Rico;

• the acquisition of other banking and financial institutions located in Puerto Rico; and

• repayment of outstanding borrowings.

Trustee and Paying Agent	Bank One Trust Company, N.A. will act as the property trustee of the trust. Bank One Delaware, Inc. will act as the Delaware trustee of the trust.

Listing of the Capital Securities	The capital securities have been approved for quotation on the Nasdaq National Market under the symbol “BPOPN.” Trading of the capital securities on the Nasdaq National Market is expected to commence approximately 30 days after initial delivery of the capital securities.

Form of Capital Securities	The capital securities will be represented by one or more global securities that will be deposited with, or on behalf of, and registered in the name of The Depository Trust Company (“DTC”) or its nominee. This means that you will not receive a certificate for your capital securities and the capital securities will not be registered in your name. Rather, your broker or other direct or indirect participant of DTC will maintain your position in the capital securities.

Risk Factors

      Your investment in the capital securities will involve risks. You should carefully consider the discussion of risks that follows below in the section entitled “Risk Factors,” and the other information in this prospectus supplement and the accompanying prospectus, before deciding whether an investment in the capital securities is suitable for you.

RISK FACTORS

      An investment in the capital securities involves a number of risks. You should carefully review the information contained in the other sections of this prospectus supplement and the accompanying prospectus and should particularly consider the following matters before purchasing any capital securities.

      Because the trust will rely on the payments it receives on the junior subordinated debentures to fund all payments on the capital securities, and because the trust may distribute the junior subordinated debentures in exchange for the capital securities, you are making an investment decision with regard to the junior subordinated debentures as well as the capital securities. You should carefully review the information in this prospectus supplement and the accompanying prospectus about both of these securities and the guarantee.

Holders of Popular’s Senior Debt will get paid before the trust will get paid under the junior subordinated debentures and before you will get paid under the guarantee

      Popular’s obligations under the junior subordinated debentures and the guarantee are unsecured and will rank junior in priority of payment to all of Popular’s current and future Senior Debt, as defined in the accompanying prospectus, which includes subordinated debt of Popular. As of September 30, 2003, there was approximately $5.8 billion of outstanding Senior Debt of Popular, excluding obligations under letters of credit, guarantees, foreign exchange contracts and interest swap contracts. In addition, Popular was obligated on such date under letters of credit, guarantees, foreign exchange contracts and interest rate swap contracts to which the junior subordinated debentures will be subordinated pursuant to the terms of the junior subordinated indenture.

      Popular’s obligations under the junior subordinated debentures and the guarantee will also be effectively subordinated to all current and future indebtedness and other liabilities of its subsidiaries. See “Description of Junior Subordinated Debt Securities — General” on page 6 of the accompanying prospectus.

      The capital securities, the junior subordinated debentures and the guarantee do not limit the ability of Popular or any of its subsidiaries to incur additional indebtedness, liabilities and obligations, including indebtedness, liabilities and obligations that rank senior to or equal with the junior subordinated debentures and the guarantee. For more information on the ranking of Popular’s obligations under the junior subordinated debentures and the guarantee, see “Description of Junior Subordinated Debt Securities — Subordination” on page 16 of the accompanying prospectus and “Description of Guarantees — Status of the Guarantees” on page 30 of the accompanying prospectus.

If Popular does not make payments on the junior subordinated debentures, the trust will not be able to pay distributions on the capital securities and the guarantee will not apply

      The ability of the trust to timely pay distributions on the capital securities and pay the liquidation amount of $25 per capital security depends solely upon Popular’s making the related payments on the junior subordinated debentures when due. If Popular defaults on its obligation to pay the principal of or interest on the junior subordinated debentures, the trust will not have sufficient funds to pay distributions on, or the $25 liquidation amount per security of, the capital securities. In that case, you will not be able to rely upon the guarantee for payment of these amounts because the guarantee only applies if Popular makes the corresponding payment of principal of or interest on the junior subordinated debentures. Instead, you or the property trustee will have to bring a legal action against Popular to enforce the property trustee’s rights under the indenture relating to the junior subordinated debentures.

You may not be able to enforce your rights against Popular directly if an event of default occurs; you may have to rely on the property trustee to enforce your rights

      You will not always be able to directly enforce your rights against Popular if an event of default occurs.

      If an event of default under the junior subordinated debentures occurs and is continuing, that event will also be an event of default under the capital securities. In that case, you may have to rely on the property trustee, as the holder of the junior subordinated debentures, to enforce your rights against Popular.

      You may only bring a legal action against Popular directly if an event of default under the trust agreement occurs because of Popular’s failure to pay when due interest on or the principal of the junior subordinated debentures.

      See “Description of Junior Subordinated Debentures — Events of Default and the Rights of Capital Securities Holders to Take Action Against Popular” on page S-32.

Distributions on the capital securities could be deferred; you may have to include interest in your taxable income before you receive cash

      As long as Popular is not in default under the junior subordinated debentures, it may defer interest payments on the junior subordinated debentures one or more times. Each deferral period may last for up to 60 consecutive months, but not beyond the maturity date of the junior subordinated debentures. During a deferral period, the trust would also defer distributions on the capital securities.

      If Popular defers interest payments on the junior subordinated debentures and the trust defers distributions on the capital securities, holders of the capital securities using the accrual method of accounting to determine their taxable income will be required to accrue interest income for United States federal and Puerto Rico income tax purposes on their proportionate share of the deferred interest on the junior subordinated debentures held by the trust. As a result, you may have to include that accrued interest in your gross income for United States or Puerto Rico income tax purposes before you actually receive any cash attributable to that income. You will also not receive the cash distribution related to any accrued and unpaid interest from the trust if you sell the capital securities before the record date for any deferred distributions, even if you held the capital securities on the date that the payments would normally have been paid.

      Popular has no current intention of exercising its right to defer payments of interest on the junior subordinated debentures. However, if Popular exercises this right, the market price of the capital securities may be adversely affected. If you sell your capital securities when distributions are being deferred, you may not receive the same return on investment as someone who continues to hold the capital securities. In addition, because of Popular’s right to defer interest payments, the market price of the capital securities may be more volatile than the market prices of other securities that are not subject to interest deferrals.

      See “Description of Capital Securities — Deferral of Distributions” on page S-20, “Description of Junior Subordinated Debentures — Option to Extend Interest Payment Period” on page S-28, and “Certain Tax Considerations — Puerto Rico Taxation; Taxation of Interest on the Junior Subordinated Debentures” and “Certain Tax Considerations — United States Taxation; Taxation of Interest and Original Issue Discount” on pages S-36 and S-42, respectively, for more information regarding the interest payment deferral option.

Federal income tax exposure if Popular ceases to meet the source of income tests for Puerto Rico income tax purposes

      To the extent interest payments on the junior subordinated debentures do not constitute income from Puerto Rico sources, the distributions on the capital securities will be subject to U.S. income taxation to Puerto Rico holders. Interest on the junior subordinated debentures will not be taxable for federal tax purposes to U.S. citizens who are bona fide residents of Puerto Rico during the entire taxable year (“Puerto Rico U.S. Holders”) so long as interest payments on the junior subordinated debentures are considered to be Puerto Rico source income for purposes of the United States Internal Revenue Code of 1986, as amended (the “Code”). Under the current source of income rules of the Code, the interest payments or accruals (including original issue discount, if any) on the junior subordinated debentures will be considered Puerto Rico source income if the following conditions are met: (1) such interest is not treated as paid by a trade or business conducted by Popular outside of Puerto Rico, including for these purposes the United States, such determination to be made under Section 884(f)(1)(A) of the Code and the regulations thereunder; and (2) for the three year period ending with the close of Popular’s taxable year immediately preceding the payment of the interest on the junior subordinated debentures (or such part of such period as may be applicable), Popular either: (A) derived more than 20% of its gross income from sources within Puerto Rico; or (B) derived more than 20% of its gross income from the conduct of a trade or business in Puerto Rico, both tests determined under the provisions of Section 861(c)(1)(B) of the Code, which require, among other things, that the gross income received by Popular from a 50% owned subsidiary (determined by voting interest or value) will retain the source and character that such income had in the hands of the subsidiary. Popular believes that the interest payments on the junior subordinated debentures will not be deemed to be paid by a trade or business outside Puerto Rico. Moreover, for the three year period ended December 31, 2002, approximately 99% of Popular’s gross income was derived from sources within Puerto Rico and approximately 100% of its gross income was derived from the conduct of a trade business in Puerto Rico, both percentages determined by applying the rules established in Section 861(c)(1)(B) of the Code. However, there can be no assurance that Popular or any legal successor to Popular will be able to meet the Puerto Rico source of income requirements during the time that the junior subordinated debentures and the capital securities are outstanding, which can be as long as 30 years. If Popular or any legal successor fails to meet the Puerto Rico source of income requirements, then distributions on the capital securities will be taxable for federal income tax purposes to Puerto Rico Holders.

The capital securities may be redeemed prior to stated maturity; you may be taxed on the proceeds and you may not be able to reinvest the proceeds at the same or a higher rate of return

      If adverse changes in the tax laws, investment company laws or banking laws or regulations discussed on pages S-21 and S-22 occur and are continuing, Popular may redeem the junior subordinated debentures in whole, but not in part, within 90 days following the occurrence of the event, subject to any required prior approval from the Federal Reserve. See “Recent accounting changes could give rise to a future capital treatment event that would entitle Popular to redeem the junior subordinated debentures, which would result in a mandatory redemption of the capital securities” immediately below for more information on possible changes in banking laws or regulations. Popular may also redeem the junior subordinated debentures at its option in whole or in part on one or more occasions at any time on or after November 1, 2008, subject to any required prior approval from the Federal Reserve.

      If the junior subordinated debentures are redeemed, the capital securities will be redeemed at a redemption price equal to the $25 per capital security liquidation amount plus accumulated but unpaid distributions to the redemption date. Under current United States federal and Puerto Rico income tax law, the redemption of the capital securities would be a taxable event to you. See “Certain Tax Considerations” on page S-35.

      In addition, you may not be able to reinvest the money you receive upon redemption at a rate that is equal to or higher than the rate of return you receive on the capital securities.

      See “Description of Junior Subordinated Debentures — Redemption” on page S-29, “Description of Capital Securities — Redemption” on page S-21 and “— Liquidation Distribution Upon Dissolution” on page S-23 for more information on redemption of the junior subordinated debentures.

Recent accounting changes could give rise to a future capital treatment event that would entitle Popular to redeem the junior subordinated debentures, which would result in a mandatory redemption of the capital securities

      In January 2003, the Financial Accounting Standards Board (the “FASB”) issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities (“FIN 46”), that addresses the consolidation rules to be applied to “variable interest entities” as defined in FIN 46. FIN 46, which applies to certain variable interest entities as of February 1, 2003 and to all variable interest entities as of December 15, 2003, provides that variable interest entities should not be treated as consolidated subsidiaries. The trust may constitute a variable interest entity. Historically, issuer trusts, such as the trust, that issued trust preferred securities have been consolidated by their parent companies. In addition, trust preferred securities have been treated as eligible for Tier 1 capital treatment by bank holding companies under Federal Reserve rules and regulations relating to minority interests in equity accounts of consolidated subsidiaries. Accordingly, Popular has consolidated its existing issuer trust in preparing its consolidated financial statements in the past, and such issuer trust’s outstanding trust preferred securities have been treated as Tier 1 capital by Popular.

      If the accounting profession were to conclude that issuer trusts would no longer be permitted to be consolidated under FIN 46, Popular would no longer consolidate its issuer trusts in preparing its financial statements in accordance with generally accepted accounting principles, and would make certain adjustments to its financial statements to reflect the deconsolidation. Moreover, such deconsolidation could result in a change to the regulatory capital treatment of trust preferred securities issued by Popular and other U.S. bank holding companies. Specifically, it is possible that since issuer trusts would no longer be consolidated by Popular, the trust preferred securities issued by such issuer trusts would not be considered a minority interest in equity accounts of a consolidated subsidiary and therefore not be accorded Tier 1 capital treatment by the Federal Reserve. Although the Federal Reserve has indicated in supervisory letter SR 03-13, dated July 2, 2003 (the “Supervisory Letter”), that trust preferred securities will be treated as Tier 1 capital until notice is given to the contrary, the Supervisory Letter also indicates that the Federal Reserve will review the regulatory implications of any accounting treatment changes and will provide further guidance if necessary or warranted. If Tier 1 capital treatment were disallowed, Popular would be able to redeem the junior subordinated debentures, thereby causing a mandatory redemption of capital securities pursuant to the special “capital treatment event” redemption described immediately above and, in more detail, elsewhere is this prospectus supplement. See “Description of Capital Securities — Redemption” on page S-21.

The trust may distribute the junior subordinated debentures to the holders of the capital securities and the junior subordinated debentures may trade at a price that is lower than the price you paid for the capital securities

      If Popular terminates the trust before the stated maturity of the junior subordinated debentures, the property trustee will distribute the junior subordinated debentures to the holders of the capital securities and the common securities in liquidation of the trust after satisfaction of liabilities to creditors.

      No one can accurately predict the market prices for the junior subordinated debentures that may be distributed. Accordingly, the junior subordinated debentures that you receive upon a distribution, or the capital securities you hold pending the distribution, may trade at a lower price than what you paid to purchase the capital securities.

      Although Popular has agreed to use its commercially reasonable efforts to list the junior subordinated debentures on the Nasdaq National Market or any other exchange on which the capital securities are then listed, Popular cannot assure you that the Nasdaq National Market will approve the junior subordinated debentures for listing or that a trading market will exist for the junior subordinated debentures.

      Under current United States federal and Puerto Rico income tax law, the distribution of junior subordinated debentures upon the termination of the trust would generally not be taxable to you. If, however, the trust is characterized for United States federal or Puerto Rico income tax purposes as an association taxable as a corporation at the time of the liquidation, the distribution of the junior subordinated debentures would be taxable to you.

      See “Description of the Capital Securities — Liquidation Distribution Upon Dissolution” on page S-23 for more information.

If you sell your capital securities between record dates for distribution payments, you will have to include accrued but unpaid distributions in your taxable income

      The capital securities may trade at prices that do not fully reflect the value of accrued but unpaid interest on the underlying junior subordinated debentures.

      If you dispose of your capital securities before the record date for a distribution payment, you will have to treat a portion of your proceeds from the disposition as ordinary income for Puerto Rico income tax purposes in an amount equal to the accrued but unpaid interest on your proportionate share of the junior subordinated debentures through the date of your disposition.

      The sale of your capital securities will give rise to a loss if the amount you receive is less than your adjusted tax basis in the capital securities. The amount you receive for your capital securities may not fully reflect the value of any accrued but unpaid interest at the time of the sale while your adjusted tax basis will include any accrued but unpaid interest. The deductibility of capital losses is subject to limitations for Puerto Rico income tax purposes.

      See “Certain Tax Considerations — Puerto Rico Taxation; Taxation of Interest on the Junior Subordinated Debentures” on page S-36 and “Certain Tax Considerations — United States Taxation; Taxation of Interest and Original Issue Discount” on page S-42 for more information.

Popular generally will control the trust because your voting rights are very limited; your interests may not be the same as Popular’s interests

      You will have limited voting rights. For example, you may not elect or remove the property trustee or the Delaware trustee, except for cause or when there is a default under the junior subordinated debentures. In general, only Popular, as the sole holder of the common securities of the trust, can replace or remove any of the trustees of the trust.

      Popular and the administrative trustees of the trust, who are officers of Popular or its subsidiaries, may amend the trust agreement without the consent of holders of capital securities as described under “Description of the Trust Preferred Securities — Voting Rights; Amendment of the Trust Agreement” on page 26 of the accompanying prospectus.

An active trading market for the capital securities may not develop

      The capital securities constitute a new issue of securities with no established trading market. The capital securities have been approved for quotation on the Nasdaq National Market under the symbol “BPOPN” and trading of the capital securities on the Nasdaq National Market is expected to commence approximately 30 days after initial delivery of the capital securities. The underwriters have advised the trust that they presently intend to make a market in the capital securities prior to commencement of trading on the Nasdaq National Market. The underwriters are not obligated to make a market in the capital securities, however, and may discontinue market making activities at any time without notice. Accordingly, there may not be development of or liquidity in any market for the capital securities. If a market for the capital securities were to develop, the capital securities could trade at prices that may be higher or lower than the initial offering price depending upon many factors, including prevailing interest rates, our operating results and the markets for similar securities.

RECENT DEVELOPMENTS

Discussion of Unaudited Results for Quarter and Nine Months Ended September 30, 2003

      On October 8, 2003, Popular released its unaudited earnings for the quarter and nine months ended September 30, 2003. Certain selected unaudited consolidated financial and other data for the quarters and nine months ended September 30, 2003 and 2002 is set forth below.

	Quarter Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

	(Unaudited)
	(Dollars in thousands, except per share data)
Income Statement Data:
Interest income	$509,399	$508,110	$1,524,340	$1,509,928
Interest expense	180,382	211,155	558,415	632,880
Net interest income	329,017	296,955	965,925	877,048
Provision for loan losses	48,668	50,992	146,202	155,521
Securities, trading and derivatives gains (losses)	34,792	(19,261)	52,794	(24,919)
Other income	137,043	136,755	423,373	407,809
Operating expenses	287,256	253,857	830,176	746,676
Net income	130,926	85,754	364,622	271,103
Net income per common share (basic and diluted) (before and after cumulative effect of accounting change)	0.96	0.65	2.69	2.00
Period End Balances:
Loans (less unearned income)	$21,707,755	$19,263,508	$21,707,755	$19,263,508
Allowance for loan losses	398,578	354,282	398,578	354,282
Earning assets	33,687,695	31,188,022	33,687,695	31,188,022
Total assets	35,777,187	32,843,126	35,777,187	32,843,126
Deposits	17,655,992	17,057,856	17,655,992	17,057,856
Total interest-bearing liabilities	28,871,925	26,616,406	28,871,925	26,616,406
Stockholders’ equity	2,751,006	2,319,012	2,751,006	2,319,012
Performance Ratios:
Net interest yield	3.93%	3.93%	3.97%	3.95%
Return on average total assets	1.47	1.07	1.42	1.16
Return on average common equity	20.85	16.03	20.35	16.92
Asset Quality Ratios:
Non-performing assets to total assets at end of period	1.76%	1.60%	1.76%	1.60%
Non-performing loans to total loans at end of period	2.64	2.56	2.64	2.56
Allowance for loan losses to total loans at end of period	1.84	1.84	1.84	1.84
Allowance for loan losses to total non-performing loans at end of period	69.43	71.84	69.43	71.84
Net charge-offs to average loans	0.94	0.93	0.83	1.01

FORWARD-LOOKING STATEMENTS

      The matters discussed or incorporated by reference in this prospectus supplement and the accompanying prospectus that are not historical facts include forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “project” and similar expressions are intended to identify forward-looking statements. These statements are based on Popular’s current expectations and involve numerous risks and uncertainties. Some of these risks and uncertainties are factors that affect all businesses, while some are specific to us and the financial services sector. Many factors could affect Popular’s actual results, causing results to differ, and possibly differ materially, from those expressed in any such forward-looking statements. These factors include, but are not limited to:

•	changes in interest rates;

•	regional and national economic conditions;

•	the impact of new competitors or competitive products;

•	regulatory or legislative changes;

•	natural disasters affecting Puerto Rico, our primary market; and

•	other factors described in this prospectus supplement and the accompanying prospectus or in other filings with the SEC.

      You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Popular undertakes no obligation to publicly update or revise any of the forward-looking statements.

USE OF PROCEEDS

      The trust will use the proceeds from the sale of its capital securities and its common securities to acquire the junior subordinated debentures from Popular. The net proceeds from the sale of the junior subordinated debentures will be added to Popular’s general funds and will be available for general corporate purposes, including:

•	investments in, or extensions of credit to, existing and future subsidiaries located in Puerto Rico;

•	the acquisition of other banking and financial institutions located in Puerto Rico; and

•	repayment of outstanding borrowings.

      We do not at present have any plans to use the proceeds from the offering of the capital securities for a material acquisition or to repay outstanding borrowings. Until the net proceeds have been used, they will be invested in marketable securities.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

      The following table shows certain selected consolidated financial and operating data of Popular on a historical basis as of and for the six-month periods ended June 30, 2003 and 2002, and for each of the five years in the period ended December 31, 2002. Except for the information appearing under the captions “Performance Ratios,” “Capital Ratios” and “Asset Quality Ratios,” the financial data shown below for the five years ended December 31, 2002 is derived from information contained in Popular’s audited consolidated financial statements. Except for the information appearing under the captions “Performance Ratios,” “Capital Ratios” and “Asset Quality Ratios,” the financial data as of and for the six months ended June 30, 2003 and 2002 is derived from Popular’s unaudited consolidated financial statements which, in the opinion of management, include all adjustments necessary for a fair presentation of the results for those periods. The results of operations for the six months ended June 30, 2003 may not be indicative of results to be expected for any future period. You should read the summary consolidated financial data presented below together with Popular’s consolidated financial statements and the related notes, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. All per share information shown in the table takes into account prior stock splits and dividends.

      The return on average assets ratio is computed by dividing net income by average assets for the period. The return on average common equity ratio is computed by dividing net income less preferred stock dividends by average common stockholders’ equity for the period. The average equity to average assets ratio is computed by dividing average stockholders’ equity for the period by average assets. The return on average assets and average common equity ratios for the six months ended June 30, 2003 and 2002 have been presented on an annualized basis.

	Six Months
	Ended June 30,		Year Ended December 31,

	2003	2002	2002	2001	2000	1999	1998

	(Unaudited)

	(Dollars in thousands, except for per share data)
Condensed Income Statement:
Interest income	$1,014,940	$1,001,818	$2,023,797	$2,095,862	$2,150,157	$1,851,670	$1,651,703
Interest expense	378,032	421,725	843,468	1,018,877	1,167,396	897,932	778,691

Net interest income	636,908	580,093	1,180,329	1,076,985	982,761	953,738	873,012
Provision for loan losses	97,534	104,529	205,570	213,250	194,640	148,948	137,213
Securities, trading and derivatives gains (losses)	18,002	(5,658)	(24,231)	(21,982)	13,192	(944)	12,586
Other income	286,330	271,054	547,909	493,570	450,868	373,860	278,660
Operating expenses	542,920	492,819	1,029,002	926,209	876,433	837,482	720,354
Net (gain) loss of minority interest	(241)	(50)	(248)	18	1,152	2,454	328
Income tax	66,849	62,742	117,255	105,280	100,797	85,120	74,671
Cumulative gain effect of change in accounting principle	—	—	—	686	—	—	—

Net income	$233,696	$185,349	$351,932	$304,538	$276,103	$257,558	$232,348

Per Common Share Data:
Net income per common share (basic and diluted) (before and after cumulative effect of accounting change)	$1.73	$1.35	$2.61	$2.17	$1.97	$1.84	$1.65

Dividend per common share	$0.47	$0.40	$0.80	$0.76	$0.64	$0.60	$0.50

Weighted average share outstanding:
Basic	132,626,297	135,452,584	133,915,082	136,238,288	135,907,476	135,585,634	135,532,086
Diluted	132,652,950	135,452,633	133,915,082	136,238,470	135,907,476	135,585,634	135,532,086

	Six Months
	Ended June 30,		Year Ended December 31,

	2003	2002	2002	2001	2000	1999	1998

	(Unaudited)

	(Dollars in thousands, except for per share data)
Average Balances:
Loans (less unearned income)	$19,832,452	$18,249,592	$18,729,220	$17,045,257	$15,801,887	$13,901,290	$11,930,621
Earning assets	31,894,436	29,325,867	30,194,914	26,414,204	24,893,366	22,244,959	19,261,949
Total assets	33,712,699	30,915,430	31,822,390	27,957,107	26,569,755	23,806,372	20,432,382
Deposit	17,669,845	16,807,732	16,984,646	15,575,791	14,508,482	13,971,338	12,270,101
Total interest-bearing liabilities	27,372,135	25,095,938	25,947,964	22,324,244	21,147,746	18,578,311	15,927,246
Stockholders’ equity	2,422,320	2,141,750	2,150,386	2,096,534	1,884,525	1,712,792	1,553,258
Period End Balances:
Loans (less unearned income)	$20,872,076	$18,901,142	$19,582,119	$18,168,551	$16,057,085	$14,907,754	$13,078,795
Allowance for loans losses	397,503	347,230	372,797	336,632	290,653	292,010	267,249
Earning assets	33,914,037	30,623,935	31,899,765	29,139,288	26,339,431	23,754,620	21,591,950
Total assets	36,073,554	32,740,722	33,660,352	30,744,676	28,057,051	25,460,539	23,160,357
Deposits	18,275,423	17,829,287	17,614,740	16,370,042	14,804,907	14,173,715	13,672,214
Total interest-bearing liabilities	28,430,445	25,995,526	27,203,321	24,676,422	22,480,261	20,043,234	17,793,647
Stockholders’ equity	2,812,871	2,207,617	2,410,879	2,272,818	1,993,644	1,660,986	1,709,113
Performance Ratios:
Net interest yield (taxable equivalent basic)	4.36%	4.29%	4.26%	4.40%	4.23%	4.65%	4.91%
Return on average total assets	1.40	1.21	1.11	1.09	1.04	1.08	1.14
Return on average common equity	20.09	17.43	16.29	14.84	15.00	15.45	15.41
Capital Ratios:
Tier 1 capital to risk adjusted assets	10.88	9.36%	9.85%	9.96%	10.44%	10.17%	10.82%
Total capital to risk adjusted assets	12.56	11.13	11.52	11.74	12.37	12.29	13.14
Leverage ratio	7.01	5.99	6.19	6.46	6.40	6.40	6.72
Asset Quality Ratios:
Non-performing assets to total assets at end of period	1.71%	1.53%	1.60%	1.49%	1.24%	1.28%	1.28%
Non-performing loans to total loans at end of period	2.73	2.47	2.55	2.35	2.01	1.99	2.01
Allowance for loan losses to total loans at end of period	1.90	1.84	1.90	1.85	1.81	1.96	2.04
Allowance for loan losses to total non-performing loans at end of period	69.83	74.31	74.58	78.88	89.92	98.37	101.54
Net charge-offs to average loans outstanding	0.77	1.05	0.92	0.99	1.14	0.90	0.95

DESCRIPTION OF THE TRUST

      The trust is a statutory trust formed under Delaware law by:

•	the execution of a declaration of trust and trust agreement by Popular, as depositor, and certain of the trustees of the trust, and

•	the filing of a certificate of trust with the Secretary of State of the State of Delaware.

      The capital securities offered hereby will constitute all of the capital securities of the trust. Popular, or one of its affiliates, will acquire all of the common securities of the trust, which will have an aggregate liquidation amount equal to at least 3% of the total capital of the trust.

      Popular has agreed to pay all fees and expenses related to the trust and the offering of the common securities and the capital securities.

ACCOUNTING TREATMENT; REGULATORY CAPITAL

      As discussed above under “Risk Factors — Recent accounting changes could give rise to a future capital treatment event that would enable Popular to redeem the junior subordinated debentures, which would result in a mandatory redemption of the capital securities,” FIN 46, which applies to certain variable interest entities after February 1, 2003 and to all variable interest entities after December 15, 2003, provides that variable interest entities should not be treated as consolidated subsidiaries. Issuer trusts such as the trust may constitute variable interest entities. Historically, issuer trusts that issued trust preferred securities have been consolidated by their parent companies and the accounts of such issuer trusts have been included in the consolidated financial statements of such parent companies. Accordingly, Popular has included trust preferred securities in its consolidated balance sheet, and has included appropriate disclosures about such trust preferred securities and the corresponding guarantees and junior subordinated debentures in the notes to its consolidated financial statements. For financial reporting purposes, Popular has recorded distributions on such trust preferred securities in its consolidated statements of income. In addition, trust preferred securities have been treated as eligible for Tier 1 capital treatment by bank holding companies under Federal Reserve rules and regulations relating to minority interests in equity accounts of consolidated subsidiaries. Accordingly, the outstanding trust preferred securities of Popular’s issuer trust have been treated as Tier 1 capital by Popular.

      If the accounting profession were to conclude that issuer trusts would no longer be permitted to be consolidated under FIN 46, Popular would no longer consolidate its issuer trusts in preparing its financial statements in accordance with generally accepted accounting principles, and would make certain adjustments to its financial statements to reflect the deconsolidation. Specifically, Popular would record its junior subordinated debentures issued to its issuer trusts as liabilities, and would record offsetting assets for the cash and common securities received from such issuer trusts in its consolidated balance sheet. Popular does not believe that such adjustments would have a material effect on its financial condition or results of operations as presented in its consolidated financial statements.

      Moreover, such deconsolidation could result in a change to the regulatory capital treatment of trust preferred securities issued by Popular and other U.S. bank holding companies. Specifically, it is possible that since the issuer trusts would no longer be consolidated by Popular, the trust preferred securities issued by such issuer trusts would not be considered a minority interest in equity accounts of a consolidated subsidiary and therefore not be accorded Tier 1 capital treatment by the Federal Reserve. Although the Federal Reserve has indicated in the Supervisory Letter that trust preferred securities will be treated as Tier 1 capital until notice is given to the contrary, the Supervisory Letter also indicates that the Federal Reserve will review the regulatory implications of any accounting treatment changes and will provide further guidance if necessary or warranted. If Tier 1 capital treatment were disallowed, there would be a reduction in Popular’s consolidated capital ratios. However, Popular believes that it would remain “well capitalized” under existing Federal Reserve guidelines.

      As of June 30, 2003, approximately $144 million in trust preferred securities were outstanding that Popular treated as Tier 1 capital for bank regulatory purposes. If all of such outstanding trust preferred securities were not treated as Tier 1 capital at that time, Popular’s Tier 1 capital ratio, as of June 30, 2003, would have declined from 10.88% to 10.22%, its risk adjusted total capital ratio would have declined from 12.56% to 11.90%, and its leverage ratio would have declined from 7.01% to 6.59%. These reduced capital ratios would continue to meet the applicable Federal Reserve requirements for “well capitalized” status. Popular believes it is reasonably possible that it could be a significant or majority variable interest holder in certain transactions including variable interest entities in addition to the issuer trusts. However, the aggregate amount of assets related to these transactions is not material and would therefore not have a material impact on such adjusted capital ratios.

DESCRIPTION OF CAPITAL SECURITIES

      The capital securities are “trust preferred securities” as described in the accompanying prospectus. The following, together with “Description of Trust Preferred Securities” on page 18 of the accompanying prospectus, is a description of the material terms of the capital securities. If the description of the capital securities set forth in this prospectus supplement differs in any way from the description set forth in the accompanying prospectus, you should rely on the description set forth in this prospectus supplement. You should also read the amended and restated declaration of trust and trust agreement, to be dated as of October 31, 2003 (the “trust agreement”), the Delaware Statutory Trust Act and the Trust Indenture Act. The form of the trust agreement is on file at the SEC as an exhibit to the registration statement pertaining to this prospectus supplement.

      The trust will issue the capital securities under the terms of the trust agreement. The trust agreement is qualified under the Trust Indenture Act. Bank One Trust Company, N.A. will act as the property trustee for purposes of complying with the Trust Indenture Act. The terms of the capital securities will include those stated in the trust agreement and the Delaware Statutory Trust Act and those made part of the trust agreement by the trust Indenture Act.

General

      The capital securities will be limited to $300,000,000 aggregate liquidation amount. The capital securities will rank equal to, and payments will be made on the capital securities on a proportional basis with, the common securities. However, the capital securities will rank prior to the common securities as to payment if and so long as Popular fails to make principal or interest payments under the junior subordinated debentures when due as described under “Description of Trust Preferred Securities — Ranking of Trust Securities” on page 23 of the accompanying prospectus. The trust agreement does not permit the trust to issue any securities other than the common securities and the capital securities or to incur any indebtedness.

Distributions

      Distributions on the capital securities will be fixed at an annual rate of 6.70% of the stated liquidation amount of $25 per capital security, payable monthly in arrears on the 1st day of each month, commencing December 1, 2003. If the trust is terminated and its assets distributed, for each capital security you own, you are entitled to receive a like amount of junior subordinated debentures or the liquidation amount of $25 plus accumulated but unpaid distributions from the assets of the trust available for distribution, after it has paid liabilities owed to its creditors, subject to the rights of the holders of the common securities to receive a pro rata distribution. Distributions to which holders of the capital securities are entitled and that are past due will accumulate additional distributions to the extent permitted by applicable law, at an annual rate of 6.70% of the unpaid distributions, compounded monthly. The term “distribution” includes any additional distributions payable unless otherwise stated.

      The amount of distributions payable for any period less than a full distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in that period. The amount of distributions payable for any full distribution period will be computed by dividing the rate per annum by twelve.

      Distributions on the capital securities:

•	will be cumulative;

•	will accrue from the date of initial issuance of the capital securities; and

•	will be payable monthly in arrears on the 1st day of each month, commencing December 1, 2003 and will be payable to the holder of record, as described below.

      Funds available for distribution will be limited to payments received from Popular on the junior subordinated debentures.

Payment of Distributions

      The trust will pay distributions on the capital securities to DTC, which will credit the relevant accounts at DTC on the applicable payment dates, or if the securities certificate for the capital securities is not then held by or on behalf of DTC, the trust will make the payments by check mailed to the addresses of the holders as such addresses appear on the books and records of the trust on the relevant record dates. However, a holder of $1 million or more in aggregate liquidation amount of capital securities may receive distribution payments, other than distributions payable at maturity, by wire transfer of immediately available funds upon written request to the trust not later than 15 calendar days prior to the date on which the distribution is payable. The record date for distributions on the capital securities will be the fifteenth day of the month preceding the distribution date, whether or not a business day.

      The trust will pay distributions through the property trustee. The property trustee will hold amounts received from the junior subordinated debentures in the payment account for the benefit of the holders of the capital securities and the common securities.

      If a distribution is payable on a day that is not a business day, then that distribution will be paid on the next day that is a business day, and without any interest or other payment for any delay with the same force and effect as if made on the payment date.

      A business day is a day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York, San Juan, Puerto Rico or Wilmington, Delaware are authorized or required by law, regulation or executive order to remain closed or are customarily closed.

Deferral of Distributions

      As long as there is no event of default under the junior subordinated debentures, Popular has the right to defer payments of interest on the junior subordinated debentures at any time and from time to time by extending the interest payment period for a period (an “extension period”) of up to 60 consecutive months, but not beyond the maturity of the junior subordinated debentures.

      As a consequence, during an extension period, the trust will defer payment of the monthly distributions on the capital securities. The accumulated but unpaid distributions will continue to accumulate additional distributions, as permitted by applicable law, at an annual rate of 6.70%, compounded monthly, during the extension period.

      While Popular defers interest payments on the junior subordinated debentures, it will be restricted from:

•	declaring or paying any dividends or distributions on, or redeeming, purchasing, acquiring or making a liquidation payment on, any shares of its capital stock; and

•	making payments on or repaying, repurchasing or redeeming any of its debt securities that rank equal or junior to the junior subordinated debentures.

See “Description of Junior Subordinated Debentures — Option to Extend Interest Payment Period” and “— Restrictions on Certain Payments; Certain Covenants of Popular” on pages S-28 and S-29, respectively, for more information regarding these restrictions and the applicable exceptions.

      If the trust defers distributions, the deferred distributions, including accumulated additional distributions, will be paid on the distribution payment date following the last day of the extension period to the holders on the record date for that distribution payment date. Upon termination of an extension period and payment of all amounts due on the capital securities, Popular may elect to begin a new extension period, subject to the above conditions.

      Popular has no current intention of deferring payments of interest by extending the interest payment period on the junior subordinated debentures.

Redemption

      When Popular repays or redeems the junior subordinated debentures, whether at stated maturity or upon earlier redemption, the property trustee will apply the proceeds from the repayment or redemption to redeem capital securities and common securities having an aggregate liquidation amount equal to that portion of the principal amount of junior subordinated debentures being repaid or redeemed. The redemption price per security will equal the $25 liquidation amount, plus accumulated but unpaid distributions to the redemption date.

      If less than all of the junior subordinated debentures are to be repaid or redeemed, then the aggregate liquidation amount of the capital securities and the common securities to be redeemed will be allocated approximately 3% to the common securities and 97% to the capital securities, except in the case of an event of default as a result of any failure by Popular to make any principal or interest payments under the junior subordinated debentures when due. See “Description of Trust Preferred Securities — Ranking of Trust Securities” on page 23 of the accompanying prospectus.

      Popular will have the right, subject to any required prior approval of the Federal Reserve, to redeem the junior subordinated debentures at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest to the date of redemption:

•	on or after November 1, 2008, in whole or in part, on one or more occasions, at any time; and

•	in whole, but not in part, at any time within 90 days following the occurrence and continuation of a tax event, an investment company event or a capital treatment event, each as defined below.

      If less than all the junior subordinated debentures are to be repaid or redeemed on the date of redemption, then the proceeds from such repayment or redemption will be allocated to the redemption of capital securities and common securities proportionately.

      A redemption of the junior subordinated debentures will cause a mandatory redemption of the capital securities and the common securities. See “Description of Junior Subordinated Debentures — Redemption” on page S-29.

      “Tax event” means the receipt by the trust of an opinion of counsel experienced in such matters to the effect that as a result of:

•	any amendment to, or change, including any announced prospective change, in the laws, or any regulations thereunder, of the United States or any political subdivision thereof or Puerto Rico, or a taxing authority of the United States or Puerto Rico, affecting taxation which is effective on or after the date of this prospectus supplement; or

•	any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations which is announced on or after the date of this prospectus supplement;

there is more than an insubstantial risk that:

(1) the trust is, or will be within 90 days of the delivery of the opinion of counsel, subject to United States federal or Puerto Rico income tax with respect to income received or accrued on the junior subordinated debentures;

(2) interest payable by Popular to the trust on the junior subordinated debentures is not, or will not be within 90 days of the delivery of the opinion of counsel, deductible by Popular, in whole or in part, for Puerto Rico income tax purposes or for U.S. income tax purposes, to the extent applicable to Popular; or

(3) the trust is, or will be within 90 days of the delivery of the opinion of counsel, subject to more than an immaterial amount of taxes, duties or other governmental charges.

      If a tax event has occurred and is continuing and the trust is the holder of all the junior subordinated debentures, Popular will pay any additional sums required so that distributions on the capital securities will not be reduced by any additional taxes (other than withholding taxes), duties or other governmental charges payable by the trust as a result of the tax event. See “Description of Junior Subordinated Debentures — Additional Sums” on page S-29.

      “Investment company event” means the receipt by the trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of this prospectus supplement.

      “Capital treatment event” means the reasonable determination of Popular that there is more than an insubstantial risk of impairment, within 90 days of such determination, of Popular’s ability to treat the capital securities as Tier 1 capital for purposes of capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to Popular, as a result of any amendment to, or change in, including any announced proposed change in any laws or regulations.

      A capital treatment event would include a change in the regulatory capital treatment of the capital securities as a result of the recent accounting changes affecting the criteria for consolidation of variable interest entities such as the trust under FIN 46. See “Accounting Treatment; Regulatory Capital.”

Redemption Procedures

      The trust may redeem capital securities only in an amount equal to the funds it has on hand and legally available to pay the redemption price.

      The property trustee will mail written notice of the redemption of the capital securities to the registered holders at least 30 but not more than 60 days before the date fixed for redemption. If the trust gives a notice of redemption, then, by 12:00 noon, New York City time, on the date of redemption, if the funds are available for payment, the property trustee will, for capital securities held in book-entry form:

•	irrevocably deposit with DTC funds sufficient to pay the applicable redemption price; and

•	give DTC irrevocable instructions and authority to pay the redemption price to the holders of the capital securities.

      With respect to the capital securities not held in book-entry form, if funds are available for payment, the property trustee will:

•	irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price; and

•	give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of capital securities upon surrender of their certificates evidencing the capital securities.

      Notwithstanding the above, distributions payable on or prior to the date of redemption for any capital securities called for redemption will be payable to the holders of the capital securities on the relevant record dates.

      Once notice of redemption is given and funds are deposited, then all rights of the holders of the capital securities called for redemption will terminate, except the right to receive the redemption price, but without any interest or other payment for any delay in receiving it. If notice of redemption is given and funds deposited as required, the capital securities then will cease to be outstanding.

      If any date fixed for redemption is not a business day, then payment of the redemption price will be made on the next day that is a business day, without any interest or other payment for the delay.

      If payment of the redemption price for the capital securities called for redemption is improperly withheld or refused and not paid either by the trust or by Popular under the guarantee, then distributions on those capital securities will continue to accumulate at the then-applicable rate, from the date of redemption to the date of actual payment. In this case, the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

      Subject to the above and applicable law and regulations, including United States federal securities laws and banking laws and regulations, Popular or its affiliates may at any time and from time to time purchase outstanding capital securities by tender, in the open market or by private agreement, and may resell capital securities.

      If less than all the capital securities and common securities are redeemed, then the aggregate liquidation amount of the capital securities and the common securities to be redeemed normally will be allocated approximately 3% to the common securities and 97% to the capital securities. However, if an event of default has occurred as a result of any failure by Popular to make any principal or interest payments under the junior subordinated debentures when due, holders of the capital securities will be paid in full before any payments are made to holders of the common securities. See “Description of Trust Preferred Securities — Ranking of Trust Securities” on page 23 of the accompanying prospectus for a more complete discussion. The property trustee will select the particular capital securities to be redeemed on the pro rata basis described above not more than 60 days before the date of redemption by any method the property trustee deems fair and appropriate or, if the capital securities are then held in book-entry form, in accordance with DTC’s customary procedures.

Liquidation Distribution Upon Dissolution

      The amount payable on the capital securities in the event of any liquidation of the trust is the liquidation amount of $25 per capital security plus accumulated but unpaid distributions, subject to certain exceptions, which may be paid in the form of a distribution of junior subordinated debentures.

      Popular can at any time dissolve the trust. If the trust dissolves and it has paid the liabilities owed to its creditors, the junior subordinated debentures will be distributed to the holders of the capital securities and common securities.

      Any distributions of the junior subordinated debentures may require approval of the Federal Reserve.

      The trust agreement states that the trust will dissolve automatically on November 1, 2034 or earlier upon:

(1) the bankruptcy, dissolution or liquidation of Popular;

(2) the distribution of junior subordinated debentures having a principal amount equal to the liquidation amount of the capital securities and the common securities of the holders to whom the junior subordinated debentures are distributed, if Popular has given written direction to the property trustee to dissolve the trust, which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of Popular;

(3) the redemption of all the capital securities in connection with the redemption of all the junior subordinated debentures or the stated maturity of the junior subordinated debentures; or

(4) the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

      If the trust dissolves as described in clauses (1), (2) or (4) in the preceding paragraph, after the trust pays all amounts owed to creditors, holders of the capital securities and the common securities will be entitled to receive junior subordinated debentures having a principal amount equal to the liquidation amount of the capital securities and the common securities of the holders.

      If the trust cannot pay the full amount due on the capital securities and the common securities because it has insufficient assets for payment, then the amounts the trust owes on the capital securities will be proportionately allocated. The holders of the common securities will be entitled to receive distributions upon any liquidation on a pro rata basis with the holders of the capital securities, except that if an event of default under the junior subordinated debentures has occurred and is continuing as a result of any failure by Popular to make any principal or interest payments in respect of the junior subordinated debentures when due, the trust will pay the total amounts due on the capital securities before making any distribution on the common securities. See “Description of Trust Preferred Securities — Ranking of Trust Securities” on page 23 of the accompanying prospectus.

      After the liquidation date is fixed for any distribution of junior subordinated debentures, upon dissolution of the trust:

•	the capital securities and the common securities will no longer be deemed to be outstanding;

•	DTC or its nominee, as the registered holder of capital securities, will receive a registered global certificate or certificates representing the junior subordinated debentures to be delivered upon distribution with respect to capital securities held by DTC or its nominee; and

•	any certificates representing capital securities will be deemed to represent the junior subordinated debentures having an aggregate principal amount equal to the liquidation amount of the capital securities, and bearing accrued but unpaid interest equal to accumulated but unpaid distributions on the capital securities, until the holder of those certificates presents them to the security registrar for the capital securities for transfer or reissuance.

      The trust cannot assure you as to the market prices of the capital securities or the junior subordinated debentures that may be distributed in exchange for capital securities if a dissolution or liquidation of the trust were to occur. Accordingly, the capital securities that you may purchase, or the junior subordinated debentures that you may receive on dissolution or liquidation of the trust, may trade at a discount to the price that you paid to purchase the capital securities.

Concerning the Property Trustee

      From time to time, Popular and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions, including lending transactions, with the property trustee in the ordinary course of business.

The Capital Securities Will Initially Be Issued in Book-Entry Form and Held Through DTC

      The trust and Popular have obtained the information in this section concerning DTC and the book-entry system and procedures from sources that the trust and Popular believe to be reliable, but the trust and Popular take no responsibility for the accuracy of this information.

      The capital securities will be issued as fully registered global securities certificates which will be deposited with, or on behalf of, DTC, and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities certificates will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Investors may hold their interests in the global securities certificates directly through DTC if they are participants of DTC, or indirectly through organizations that are participants of DTC. Beneficial interests in the global securities certificates will be held in denominations of $1,000 and integral multiples of $1,000. Except as set forth below, the global securities certificates may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. The trust will not issue certificates to you for the capital securities that you purchase, unless DTC’s services are discontinued as described below. Accordingly, you must rely on the procedures of DTC and its participants to exercise any rights under the capital securities. So long as DTC or its nominee is the registered owner of a global securities certificate, DTC or its nominee will be considered the sole owner and holder of the capital securities represented by that global securities certificate for all purposes of the capital securities.

DTC

      DTC has provided the trust and Popular with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934 (the “Exchange Act”). DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. (the “NASD”). Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

      When you purchase capital securities within the DTC system, the purchase must be made by or through a Direct Participant. The Direct Participant will receive a credit for the capital securities on DTC’s records. You, as the actual owner of the capital securities, are the “beneficial owner.” Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts capital securities are credited.

      You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the capital securities should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping accurate account of the holdings of their customers.

      Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

      The laws of some states may require that specified purchasers of securities take physical delivery of the capital securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificate representing the capital securities. Book-entry capital securities may be more difficult to pledge because of the lack of a physical certificate.

      Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      The trust and Popular understand that, under DTC’s existing practices, if the trust or Popular requests any action of holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under the trust agreement or the junior subordinated debentures, DTC would authorize the Direct Participants holding the relevant beneficial interests to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

      The property trustee, on behalf of the trust, will send redemption notices to Cede & Co. If less than all of the capital securities are being redeemed, DTC will reduce each Direct Participant’s holdings of capital securities in accordance with its procedures.

      In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to capital securities. Under its usual procedures, DTC would mail an omnibus proxy to the trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the capital securities are credited on the record date, which are identified in a listing attached to the omnibus proxy.

      The property trustee, on behalf of the trust, will make distributions on the capital securities directly, or indirectly through a paying agent, to DTC. DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date. The underwriters will initially designate the accounts to be credited. Beneficial owners may experience delays in receiving distributions on their capital securities since distributions will initially be made to DTC and they must be transferred through the chain of intermediaries to the beneficial owner’s account.

      Payments by Direct and Indirect Participants to beneficial owners such as you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, Popular, the trust, the trustees, the paying agent or any other agent of Popular or the trust.

      Accordingly, Popular, the trust, the trustees and any paying agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in capital securities represented by a global securities certificate;

•	any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global securities certificate held through those participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

      DTC may discontinue providing its services as securities depositary with respect to the capital securities at any time by giving reasonable notice to the trust. Additionally, the trust may decide to discontinue the book-entry only system of transfers with respect to the capital securities. In that event, the trust will print and deliver certificates for the capital securities. If DTC notifies the trust that it is unwilling to continue as securities depositary, or if it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by the trust within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, the trust will issue the capital securities in definitive form, at its expense, upon registration of transfer of, or in exchange for, such global security. If an event of default under the trust agreement has occurred and is continuing, the trust is required to print and deliver certificates for the capital securities. Any certificates delivered by the trust will be registered in the names of the owners of the beneficial interests in the global securities certificates as directed by DTC.

      According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

      Initial settlement for the capital securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same Day Funds Settlement System.

      Although DTC has agreed to the foregoing procedures in order to facilitate transfers of capital securities among its participants DTC is under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither the trust, Popular nor the paying agent will have any responsibility for the performance by DTC, or its direct or indirect participants of their obligations under the rules and procedures governing their operations.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

      The junior subordinated debentures are a series of junior subordinated debt securities as described in the accompanying prospectus. The following, together with the description applicable to junior subordinated debt securities under “Description of Junior Subordinated Debt Securities” on page 5 in the accompanying prospectus, describes the material terms of the junior subordinated debentures. If the description of the junior subordinated debentures set forth in this prospectus supplement differs in any way from the description set forth in the accompanying prospectus, you should rely on the description set forth in this prospectus supplement. You should also read the junior subordinated indenture, dated as of October 31, 2003, between Popular and Bank One Trust Company, N.A., as indenture trustee, which is a junior subordinated indenture as described in the accompanying prospectus, and the Trust Indenture Act.

      Under circumstances involving the dissolution of the trust, the trust may distribute the junior subordinated debentures to the holders of the capital securities and the common securities in liquidation of the trust. See “Description of Capital Securities — Liquidation Distribution Upon Dissolution” on page S-23. If the junior subordinated debentures are distributed to the holders of capital securities, Popular will use its commercially reasonable efforts to have the junior subordinated debentures listed on the Nasdaq National Market or with another organization on which the capital securities are then listed.

General

      The junior subordinated debentures are unsecured, junior subordinated obligations of Popular. The junior subordinated debentures will be limited in aggregate principal amount to $309,279,000. The amount will be limited to the sum of:

•	the aggregate stated liquidation amount of the capital securities; and

•	the amount of capital contributed by Popular in exchange for the common securities.

      The junior subordinated debentures will rank junior to the Senior Debt, as defined in the accompanying prospectus, of Popular, including the subordinated debt of Popular. For information on the subordination of the junior subordinated debentures, see “Description of Junior Subordinated Debt Securities — Subordination” on page 16 of the accompanying prospectus.

      The entire principal amount of the junior subordinated debentures will become due and payable, with any accrued and unpaid interest thereon, on November 1, 2033. There is no sinking fund for the junior subordinated debentures.

      The provisions of the junior subordinated indenture described in the accompanying prospectus under “Description of Junior Subordinated Debt Securities — Defeasance and Discharge” relating to discharge, defeasance and covenant defeasance will not apply to the junior subordinated debentures.

      Popular will not pay any additional amounts on the junior subordinated debentures to compensate any holder or beneficial owner for any Puerto Rico tax withheld from payments of principal or interest on the junior subordinated debentures.

      Popular will register the junior subordinated debentures in the name of Popular Capital Trust I. The property trustee will hold the junior subordinated debentures in trust for the benefit of the holders of the capital securities and the common securities.

Interest

      The junior subordinated debentures will bear interest at an annual rate of 6.70%, from and including their date of issuance until the principal becomes due and payable. Interest is payable monthly in arrears on the 1st day of each month, beginning December 1, 2003. Interest payments not paid when due will accrue, as permitted by applicable law, additional interest, compounded monthly, at the annual rate of 6.70%. Popular will pay interest on the junior subordinated debentures to the holders of record on the relevant record date. The record date for interest payments on the junior subordinated debentures will be the fifteenth day of the month preceding the payment date, whether or not a business day.

      The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in that period. The amount of interest payable for any full interest period will be computed by dividing the annual rate by twelve.

      If any date on which interest is payable on the junior subordinated debentures is not a business day, then payment of the interest payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of the delay, with the same force and effect as if made on the date that payment was originally payable. Accrued interest that is not paid when due will bear additional interest at the rate per annum of 6.70%, compounded monthly, and computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in such period. The amount of additional interest payable for any full interest period will be computed by dividing the annual rate by twelve. The term “interest” as used in this prospectus supplement and the accompanying prospectus includes monthly interest payments, interest on monthly interest payments not paid when due, compounded interest and additional sums, as applicable.

      The interest payment provisions for the junior subordinated debentures correspond to the distribution provisions for the capital securities. See “Description of Capital Securities — Payment of Distributions” on page S-20.

Option to Extend Interest Payment Period

      As long as Popular is not in default under the junior subordinated debentures, Popular has the right, at any time and from time to time, to defer payments of interest for a period (an “extension period”), of up to 60 consecutive months, but not beyond the maturity date of the junior subordinated debentures. During an extension period, interest will continue to accrue and holders of junior subordinated debentures, or holders of capital securities using the accrual method of accounting to determine their taxable income will be required to accrue interest income for Puerto Rico income tax purposes. See “Certain Tax Considerations — Puerto Rico Taxation; Taxation of Interest on the Junior Subordinated Debentures” and “Certain Tax Considerations — United States Taxation; Taxation of Interest and Original Issue Discount” on pages S-36 and S-42, respectively, for further information on Puerto Rico and United States federal income tax consequences. On the interest payment date following the last day of any extension period, Popular will pay all interest then accrued and unpaid, together with additional interest on the accrued and unpaid interest as permitted by law (“compounded interest”), compounded monthly, at the annual rate of 6.70% plus any additional sums, as described on page S-29 below.

      Before termination of any extension period, Popular may further extend the payments of interest. However, no extension period, including all previous and further extensions, may exceed 60 consecutive months or extend beyond the maturity of the junior subordinated debentures. If any junior subordinated debentures are called for redemption before the end of an extension period, the extension period will end on that redemption date or an earlier date as determined by Popular. After the termination of any extension period and the payment of all amounts due, Popular may begin a new extension period, as described above. There is no limitation on the number of times Popular may elect to begin an extension period. Interest will not be payable during an extension period, only at the end of the extension period. Popular may, however, prepay, on any interest payment date, at any time all or any portion of the interest accrued during an extension period.

      If the property trustee is the sole holder of the junior subordinated debentures, Popular will give the property trustee and the Delaware trustee written notice of its election of an extension period at least one business day before the earlier of:

•	the next succeeding date on which the distributions on the capital securities are payable; and

•	the date the property trustee is required to give notice to holders of the capital securities of the record or payment date for the related distribution.

The property trustee will give notice of Popular’s election of an extension period to the holders of the capital securities.

      If the property trustee is not the sole holder, or is not itself the holder, of the junior subordinated debentures, Popular will give the holders of the junior subordinated debentures and the indenture trustee written notice of its election of an extension period at least one business day before the next interest payment date.

      Popular has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the junior subordinated debentures.

Additional Sums

      If, at any time while the property trustee is the holder of the junior subordinated debentures, the trust is required to pay any additional taxes (other than withholding taxes), duties or other governmental charges as a result of a tax event, Popular will pay as additional interest on the junior subordinated debentures any additional amounts (“additional sums”) that are required so that the distributions paid by the trust will not be reduced as a result of any of those taxes, duties or governmental charges.

Redemption

      Popular has the right, subject to any required prior approval from the Federal Reserve, to redeem the junior subordinated debentures at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest to the date of redemption:

•	on or after November 1, 2008, in whole or in part, on one or more occasions, at any time; or

•	in whole, but not in part, at any time within 90 days following the occurrence and continuation of a tax event, an investment company event or a capital treatment event (the “90-day period”), as described under “Description of Capital Securities — Redemption” on page S-21.

Restrictions on Certain Payments; Certain Covenants of Popular

      Popular will not:

•	declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of its capital stock; or

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem debt securities of Popular that rank equal or junior to the junior subordinated debentures,

if at such time:

•	there has occurred any event of default under the junior subordinated debentures resulting from a failure to make principal or interest payments on the junior subordinated debentures or from certain events in bankruptcy, insolvency or reorganization of Popular;

•	the junior subordinated debentures are held by the trust and Popular is in default with respect to its payment of any obligations under the guarantee; or

•	Popular has given notice of its election of an extension period and has not rescinded this notice, and the extension period, or any extension thereof, is continuing.

      The restrictions listed above do not apply to:

•	repurchases, redemptions or other acquisitions of shares of capital stock of Popular in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) a dividend reinvestment or stockholder stock purchase plan, or (3) the issuance of capital stock of Popular, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the extension period;

•	an exchange, redemption or conversion of any class or series of Popular’s capital stock, or any capital stock of a subsidiary of Popular, for any other class or series of Popular’s capital stock, or of any class or series of Popular’s indebtedness for any class or series of Popular’s capital stock;

•	the purchase of fractional interests in shares of Popular’s capital stock under the conversion or exchange provisions of the capital stock or the security being converted or exchanged;

•	any declaration of a dividend in connection with any stockholder’s rights plan, or the issuance of rights, stock or other property under any stockholder’s rights plan, or the redemption or repurchase of rights pursuant to the plan;

•	payments by Popular under the guarantee of the capital securities; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock.

      In addition, as long as the trust holds any of the junior subordinated debentures, Popular agrees:

•	to continue to hold, directly or indirectly, 100% of the common securities, provided that certain successors that are permitted under the junior subordinated indenture may succeed to Popular’s ownership of the common securities;

•	as holder of the common securities, not to voluntarily dissolve, windup or liquidate the trust, other than (a) as part of the distribution of the junior subordinated debentures to the holders of the capital securities in accordance with the terms of the capital securities or (b) as part of a merger, consolidation or amalgamation which is permitted under the trust agreement; and

•	to use its reasonable efforts, consistent with the terms and provisions of the trust agreement, to cause the trust to continue not to be taxable as a corporation for United States federal or Puerto Rico income tax purposes.

Registration, Denomination and Transfer

      Popular will register the junior subordinated debentures in the name of the property trustee on behalf of the trust. The property trustee will hold the junior subordinated debentures in trust for the benefit of the holders of the capital securities and the common securities. The junior subordinated debentures will be issued in denominations of $1,000 and integral multiples of $1,000.

      If the junior subordinated debentures are distributed to holders of capital securities, it is anticipated that DTC will act as securities depositary for the junior subordinated debentures and that the provisions relating to purchases of, transfers of, notices concerning and payments on the capital securities described under “Description of Capital Securities — The Capital Securities Will Initially Be Issued in Book-Entry Form and Held Through DTC” on page S-24 will be applicable to the junior subordinated debentures.

      If the junior subordinated debentures are issued in certificated form, payments of principal and interest will be payable, the transfer of the junior subordinated debentures will be registrable, and junior subordinated debentures will be exchangeable for junior subordinated debentures of other authorized denominations of a like aggregate principal amount as described under “Descriptions of Junior Subordinated Debt Securities — Payment; Exchange; Transfer” on page 8 of the accompanying prospectus.

Payment of interest may also be made at the option of Popular by check mailed to the address of the holder entitled to the payment. Upon written request to the paying agent not less than 15 calendar days prior to the date on which interest is payable, a holder of $1,000,000 or more in aggregate principal amount of junior subordinated debentures may receive payment of interest, other than payments of interest payable at maturity, by wire transfer of immediately available funds.

      Junior subordinated debentures may be presented for registration of transfer or exchange with an endorsed form of transfer, or a duly executed and satisfactory written instrument of transfer, at the security registrar’s office in San Juan, Puerto Rico or the office of any transfer agent selected by Popular without service charge and upon payment of any taxes and other governmental charges as described in the junior subordinated indenture. Popular has appointed Banco Popular de Puerto Rico as transfer agent and security registrar under the junior subordinated indenture. Popular may at any time designate additional transfer agents with respect to the junior subordinated debentures.

      In the event of any redemption, Popular and the indenture trustee will not be required to:

•	issue, register the transfer of or exchange junior subordinated debentures during a period beginning 15 calendar days before the first mailing of the notice of redemption; or

•	register the transfer of or exchange any junior subordinated debentures selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion not to be redeemed.

      At the request of Popular, funds deposited with the indenture trustee or any paying agent held for Popular for the payment of principal, interest, and premium, if any, on any junior subordinated debenture which remain unclaimed for two years after the principal, interest, and premium, if any, has become payable will be repaid to Popular and the holder of the junior subordinated debenture will, as a general unsecured creditor, look only to Popular for payment thereof.

Modification of Indenture

      For a description of the provisions for modifying the junior subordinated indenture and the junior subordinated debentures, see “Description of Junior Subordinated Debt Securities — Modification of the Junior Subordinated Indenture” on page 14 of the accompanying prospectus. In addition, if any of the capital securities are outstanding:

•	no modification may be made to the junior subordinated indenture that materially adversely affects the holders of the capital securities;

•	no termination of the junior subordinated indenture may occur; and

•	no waiver of any event of default under the junior subordinated debentures or compliance with any covenant under the junior subordinated indenture may be effective,

without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the outstanding capital securities unless and until the principal of and premium, if any, on the junior subordinated debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

      In addition, if any of the capital securities are outstanding, all holders of the capital securities must consent if Popular wants to amend the junior subordinated indenture to:

•	remove the rights of holders of capital securities to institute a direct action (as defined below); or

•	modify a provision of the junior subordinated indenture that requires the consent of all the holders of the outstanding junior subordinated debentures.

Events of Default and the Rights of Capital Securities Holders to Take Action Against Popular

      See “Description of Junior Subordinated Debt Securities — Events of Default, Waiver and Notice” on page 12 of the accompanying prospectus for a description of:

•	the events of default for the junior subordinated debentures; and

•	the actions that may be taken by the indenture trustee and the holders of junior subordinated debentures, including the trust, following an event of default.

      So long as the trust holds the junior subordinated debentures, the property trustee and the holders of the capital securities will have the following rights under the junior subordinated indenture upon the occurrence of an event of default:

•	the property trustee and the holders of not less than 25% in aggregate liquidation amount of the capital securities may declare the principal of and interest accrued on the junior subordinated debentures due and payable immediately;

•	if all defaults have been cured, the consent of the holders of more than 50% in aggregate liquidation amount of the capital securities is required to annul a declaration by the indenture trustee, the trust or the holders of the capital securities that the principal of the junior subordinated debentures is due and payable immediately;

•	unless the default is cured, the consent of each holder of capital securities is required to waive a default in the payment of principal, premium or interest with respect to the junior subordinated debentures or a default in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture; and

•	unless the default is cured, the consent of the holders of more than 50% in aggregate liquidation amount of the capital securities is required to waive any other default.

      If the event of default under the junior subordinated debentures is the failure of Popular to make payments of principal or interest on the junior subordinated debentures when due, then a registered holder of capital securities may bring a legal action against Popular directly for enforcement of payment to such registered holder of amounts owed on the junior subordinated debentures with a principal amount equal to the aggregate liquidation amount of such registered holder’s capital securities (a “direct action”). Popular may not amend the junior subordinated debentures to remove this right to bring a direct action without the prior written consent of the registered holders of all the capital securities. Popular can offset against payments then due under the junior subordinated debentures any corresponding payments made to holders of capital securities by Popular in connection with a direct action.

      The holders of the capital securities will not be able to exercise directly any remedies available to the holders of the junior subordinated debentures except under the circumstance described in the preceding paragraph.

Concerning the Indenture Trustee

      From time to time, Popular and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions, including lending transactions, with the indenture trustee in the ordinary course of business.

DESCRIPTION OF GUARANTEE

      The following, together with the “Description of Guarantees” on page 29 of the accompanying prospectus, is a description of the material terms of the guarantee. If the description of the guarantee set forth in this prospectus supplement differs in any way from the description set forth in the accompanying prospectus, you should rely on the description set forth in this prospectus supplement. You should read the guarantee, to be dated as of October 31, 2003, between Popular and Bank One Trust Company, N.A., as guarantee trustee, and the Trust Indenture Act.

      The following payments on the capital securities (the “guarantee payments”), if not fully paid by the trust, will be paid by Popular under the guarantee, without duplication:

•	any accumulated and unpaid distributions required to be paid on the capital securities, to the extent the trust has funds available to make the payment;

•	the redemption price for any capital securities called for redemption, to the extent the trust has funds available to make the payment; and

•	upon a voluntary or involuntary dissolution, winding-up or liquidation of the trust, other than in connection with a distribution of the junior subordinated debentures to the holders of capital securities, the lesser of:

(1) the aggregate of the $25 liquidation amount and all accumulated and unpaid distributions on the capital securities to the date of payment, to the extent the trust has funds available to make the payment; and

(2) the amount of assets of the trust remaining available for distribution to holders of the capital securities upon liquidation of the trust.

      Popular’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Popular to the holders of the capital securities or by causing the trust to pay the amounts to the holders.

RELATIONSHIP AMONG THE CAPITAL SECURITIES,

THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

      Popular will guarantee payments of distributions and redemption and liquidation payments due on the capital securities to the extent the trust has funds available for such payment, as described under “Description of Guarantee” above. No single document executed by Popular will provide for the full, irrevocable and unconditional guarantee of the capital securities. It is only the combined operation of the guarantee, the trust agreement and the junior subordinated indenture that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the capital securities.

      As long as Popular pays interest and other payments when due on the junior subordinated debentures, those payments will be sufficient to cover distributions and redemption and liquidation payments due on the capital securities, primarily because:

•	the aggregate principal amount of the junior subordinated debentures will be equal to the sum of the aggregate liquidation amount of the capital securities and the common securities;

•	the interest rate and interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the capital securities;

•	Popular will pay any and all costs, expenses and liabilities of the trust, except withholding taxes and the trust’s obligations to holders of the capital securities and the common securities; and

•	the trust agreement provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

      A principal difference between the rights of a holder of a capital security and a holder of a junior subordinated debenture is that a holder of a junior subordinated debenture is entitled to receive from Popular payments on junior subordinated debentures held by the holder, while a holder of capital securities is entitled to receive distributions or other amounts payable with respect to the capital securities from the trust or from Popular under the guarantee only if and to the extent the trust has funds available for the payment of those distributions.

      In the event of any voluntary or involuntary liquidation or bankruptcy of Popular, the trust, as registered holder of the junior subordinated debentures, would be a subordinated creditor of Popular, subordinated and junior in right of payment to all Popular’s Senior Debt, as defined in the accompanying prospectus, but entitled to receive payment in full of all amounts payable with respect to the junior subordinated debentures before any stockholders of Popular receive payments or distributions. Since Popular is the guarantor under the guarantee and has agreed to pay all costs, expenses and liabilities of the trust (other than withholding taxes and the trust’s obligations to the holders of the capital securities and common securities), the positions of a holder of the capital securities and a holder of the junior subordinated debentures relative to other creditors and to stockholders of Popular in the event of liquidation or bankruptcy of Popular are expected to be substantially the same.

CERTAIN TAX CONSIDERATIONS

General

      In the opinion of Pietrantoni Méndez & Alvarez LLP, counsel to Popular, the following discussion summarizes the material Puerto Rico and United States tax considerations relating to the purchase, ownership and disposition of the capital securities.

      This discussion is based on the tax laws of Puerto Rico and the United States as in effect on the date of this prospectus supplement, as well as regulations, administrative pronouncements and judicial decisions available on or before such date and now in effect. All of the foregoing are subject to different interpretations and also subject to change, which change could apply retroactively and could affect the continued validity of this summary. A prospective investor should be aware that an opinion of counsel represents only such counsel’s best legal judgment and that it is not binding on the Puerto Rico Treasury Department, any municipality or agency of Puerto Rico, the United States Internal Revenue Service or the courts. Accordingly there can be no assurance that the opinions set forth herein, if challenged, would be sustained.

      This discussion deals only with capital securities and indirect beneficial interests in the junior subordinated debentures held by a holder who purchases the capital securities upon initial issuance and holds them as capital assets within the meaning of Section 1121 of the Puerto Rico Internal Revenue Code of 1994, as amended (the “PR Code”) and Section 1221 of the Code (i.e., generally property held for investment). This discussion does not intend to describe all of the tax considerations that may be relevant to a particular investor in light of that person’s particular circumstances and does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than Puerto Rico and the United States.

      You should consult your own tax advisor as to the application to your particular situation of the tax considerations discussed below, as well as the application of any state, local, foreign or other tax.

Puerto Rico Taxation

      The Puerto Rico income tax considerations in connection with the purchase, ownership and disposition of the capital securities are principally based upon a ruling issued by the Puerto Rico Treasury Department to Popular on September 4, 2003 with respect to the issuance of the capital securities (the “Ruling”). No assurance can be given that the Puerto Rico Treasury Department will not take contrary positions or will not challenge, modify or revoke, successfully or otherwise, the opinions expressed in the Ruling. Except in rare and unusual circumstances, the revocation or modification of a ruling issued by the Puerto Rico Treasury Department will not be applied retroactively with respect to the taxpayer to whom the ruling was originally issued provided certain conditions are met.

      The following discussion does not intend to cover all aspects of Puerto Rico taxation that may be relevant to a purchaser of capital securities in light of the purchaser’s particular circumstances, or to purchasers subject to special rules of taxation, such as life insurance companies, “special partnerships,” “Subchapter N corporations,” registered investment companies, estates and trusts.

      For purposes of the discussion below, a “Puerto Rico corporation” is a corporation organized under the laws of Puerto Rico and a “foreign corporation” is a corporation organized under the laws of a jurisdiction other than Puerto Rico. Corporations organized under the laws of the United States or any of the states of the United States are considered “foreign corporations” for Puerto Rico income tax purposes.

Classification of the Junior Subordinated Debentures

      Based on the provisions of the Ruling, and assuming full compliance with the terms of the trust agreement, certain other documents and certain factual matters, under current law, the junior subordinated debentures are classified for Puerto Rico income tax purposes as our indebtedness, and the holders of the capital securities will be required to treat the junior subordinated debentures as indebtedness and the capital securities as evidence of an indirect beneficial ownership interest in the junior subordinated debentures.

Classification of the Trust

      Under current law and assuming full compliance with the terms of the trust agreement, certain other documents and certain factual matters, the trust shall be classified for Puerto Rico income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for Puerto Rico income tax purposes, each beneficial owner of the capital securities (“Securityholder(s)”) will be treated as owning an undivided beneficial interest in the junior subordinated debentures, and such Securityholder will be required to include in its gross income its pro rata share of the interest accrued or received on the junior subordinated debentures at the time such interest is accrued or is received by the trust, in accordance with such Securityholder’s method of accounting.

Market Discount and Acquisition Premium

      Securityholders other than a Securityholder who purchased the capital securities upon original issuance or who purchased for a price other than the initial public offering price may be considered to have acquired their undivided interests in the junior subordinated debentures with “market discount” or “acquisition premium” as these phrases have been defined for income tax purposes. Such Securityholders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the capital securities.

Taxation of Interest on the Junior Subordinated Debentures

     General

      A Securityholder using the accrual method of accounting to determine its taxable income will be required to recognize as interest income its proportionate share of the interest income accrued on the junior subordinated debentures, including interest accrued during the period during which Popular may have exercised the option to defer any payment of interest on the junior subordinated debentures. For these purposes, interest will be deemed to accrue on the basis established in the junior subordinated debentures. The subsequent receipt of payments of interest previously accrued shall not constitute taxable income when received by such accrual basis Securityholder.

      A Securityholder using the cash basis method of accounting to determine its taxable income will be required to recognize as interest income its proportionate share of the interest income on the junior subordinated debentures at the time such interest is received by the trust. Accordingly, if Popular exercises the option to defer the payment of interest on the junior subordinated debentures, a cash basis Securityholder will not have to recognize the accrued interest as income during the deferral period.

      The discussion below regarding the income taxation of interest on the junior subordinated debentures received by individuals not residents of Puerto Rico (except United States citizens not residents of Puerto Rico) and foreign corporations not engaged in a trade or business in Puerto Rico assumes that interest will constitute income from sources within Puerto Rico. Generally, for Puerto Rico income tax purposes, the interest paid or accrued on indebtedness issued by a Puerto Rico corporation such as Popular will constitute income from sources within Puerto Rico unless the corporation derives less than 20% of its gross income from sources within Puerto Rico for the three taxable years preceding the year the payment of the interest. Popular has represented that it has derived more than 20% of its gross income from Puerto Rico sources on an annual basis since its incorporation in 1984. In the case of a United States citizen not resident of Puerto Rico, interest on the junior subordinated debentures is not deemed to be from sources within Puerto Rico.

     Individual Residents of Puerto Rico and Puerto Rico Corporations

      In general, Securityholders who are Puerto Rico resident individuals or that are Puerto Rico corporations will be eligible to be taxed in Puerto Rico on their proportionate share of the interest income received by the trust on the junior subordinated debentures at a preferential income tax rate of 10%. In order to be entitled to such 10% preferential income tax rate, the Puerto Rico resident individual or the Puerto Rico corporation is generally required to file an election with Popular and Popular is required to withhold at source such 10% preferential income tax. By purchasing the capital securities, a holder who is otherwise subject to tax in Puerto Rico on its proportionate share of the interest income received or accrued on the junior subordinated debentures will be irrevocably making the election for the 10% preferential income tax to apply and agreeing that all interest income received by the trust on the junior subordinated debentures will be subject to the 10% Puerto Rico income tax withholding at source. Holders of the capital securities who are not otherwise subject to tax in Puerto Rico on their proportionate shares of the interest income received by the trust on the junior subordinated debentures will also be subject to the 10% Puerto Rico income tax withheld at source on such proportionate share unless they provide a written statement representing that they are not subject to tax in Puerto Rico on their proportionate share of the interest income on the junior subordinate debentures and that no withholding at source should be made on such interest income. See “— Special Withholding Tax Consideration” below.

      Upon filing their respective Puerto Rico income tax returns, the Puerto Rico resident individual or the Puerto Rico corporation may elect for the interest to be taxed at the normal income tax rates applicable to individuals or corporations on ordinary income, which may be up to 33% in the case of individuals and 39% in the case of Puerto Rico corporations. The 10% Puerto Rico income tax withheld at source is creditable against the normal tax so determined.

     United States Citizens not Residents of Puerto Rico

      Securityholders who are U.S. citizens not residents of Puerto Rico are not subject to Puerto Rico income or withholding taxation on their respective proportionate share of the interest income received or accrued by the trust on the junior subordinated debentures. Notwithstanding the above, a 10% Puerto Rico income tax withholding at source will be made by us unless the procedures described in “— Special Withholding Tax Considerations” below are followed.

     Individuals not Citizens of the United States and not Residents of Puerto Rico

      Securityholders who are individuals not citizens of the United States and not residents of Puerto Rico and who are not engaged in trade or business in Puerto Rico are not subject to Puerto Rico income or withholding taxation on their respective proportionate share of the interest income received or accrued on the junior subordinated debentures, provided such holders, individually, do not own, directly or indirectly, 50% or more of the value of all issued and outstanding shares of stock of Popular. Notwithstanding the above, a 10% Puerto Rico income tax withholding at source will be made by us unless the procedures described in “— Special Withholding Tax Considerations” below are followed.

     Foreign Corporations

      The Puerto Rico income taxation of interest income received or accrued on the junior subordinated debentures by a foreign corporation will depend upon whether or not the corporation is engaged in trade or business in Puerto Rico.

      A foreign corporation that is not engaged in trade or business in Puerto Rico is not subject to Puerto Rico income or withholding taxation on its proportionate share of the interest income received or accrued on the junior subordinated debentures, provided such holder, individually, does not own, directly or indirectly, 50% or more of the value of all issued and outstanding shares of stock of Popular, and provided Popular does not own, directly or indirectly, 50% or more of the value of all issued and outstanding shares of stock of said foreign corporation. Notwithstanding the above, a 10% Puerto Rico income tax withholding at source will be made by us unless the procedures described in “— Special Withholding Tax Considerations” below are followed.

      A foreign corporation that is engaged in trade or business in Puerto Rico will be subject to Puerto Rico corporate income tax at the 10% preferential income tax rate on its proportionate share of the interest income received or accrued by the trust on the junior subordinated debentures in the same manner and terms applicable to Puerto Rico corporations. In general, foreign corporations that are engaged in trade or business in Puerto Rico are also subject to a 10% branch profit tax.

     Partnerships

      Partnerships are generally taxed in the same manner as corporations. Accordingly, the preceding discussion with respect to Puerto Rico and foreign corporations is equally applicable in the case of most Puerto Rico and foreign partnerships, respectively.

Special Withholding Tax Considerations

      Because the capital securities are being issued in global form through the book-entry system of DTC, a 10% Puerto Rico tax will be withheld at source to all Securityholders unless your broker or other direct or indirect participant of DTC that maintains your position in the capital securities certifies to us through DTC that you are not subject to the 10% Puerto Rico withholding tax.

Distribution of Junior Subordinated Debentures

      Under the circumstances described in “— Description of Capital Securities — Liquidation Distribution upon Dissolution” on page S-23 the junior subordinated debentures will be distributed to holders of the capital securities upon the liquidation and dissolution of the trust. Under current Puerto Rico law and based on the provisions of the Ruling, a distribution by the trust of the junior subordinated debentures to a Securityholder upon termination of the trust and in exchange and cancellation of the capital securities will not be a taxable event to the trust or the Securityholder and will result in the Securityholder receiving directly a pro rata share of the junior subordinated debentures previously held indirectly through the capital securities, with the holding period and the tax basis of such junior subordinated debentures to be equal to the holding period and the tax basis that such Securityholder had in the capital securities before such distribution.

      If, however, the liquidation and dissolution of the trust were to occur because the trust is treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to the trust and to each Securityholder, and each Securityholder would recognize gain or loss as if the Securityholder had exchanged the capital securities for the junior subordinated debentures received by him upon the liquidation of the trust. Such gain or loss will generally be determined and be subject to Puerto Rico income taxation in the manner described below under “— Taxation of Sales, Exchanges or Redemption of Capital Securities.” As described above under “— Classification of the Trust,” under current law and assuming full compliance with the terms of the trust agreement, certain other documents and certain factual matters, the trust should be classified for Puerto Rico income tax purposes as a grantor trust and not as an association taxable as a corporation.

Taxation of Sales, Exchanges or Redemptions of Capital Securities

     General

      Subject to the discussion under “Distribution of Junior Subordinated Debentures” above, the sale, exchange or redemption of the capital securities will generally give rise to gain or loss equal to the difference between the amount realized on the sale, exchange or redemption and the adjusted tax basis of the capital securities in the hands of the holder. The gain required to be recognized on the sale, exchange or redemption of the capital securities will be considered ordinary income up to the amount of interest accrued on the junior subordinated debentures to the date of disposition to the extent such interest has not been previously recognized as income while the holder was the owner of the capital securities, with the excess being recognized as a capital gain if the capital securities (and the corresponding junior subordinated debentures) represent a capital asset in the hands of the holder. Such capital gain will be a long-term capital gain or loss if the holders’ holding period of the capital securities exceeds six months. The deductibility of capital losses is subject to limitations under the PR Code.

     Individual Residents of Puerto Rico and Puerto Rico Corporations

      Any gain on the sale, exchange or redemption of the capital securities by an individual resident of Puerto Rico or a Puerto Rico corporation will generally be required to be recognized as gross income and will be subject to income tax. The part of the gain constituting capital gain will be considered a gain on the sale or exchange of property located in Puerto Rico, eligible to be taxed in Puerto Rico at a 10% tax rate in the case of Puerto Rico resident individuals or a 12.5% tax rate in the case of Puerto Rico corporations if the Securityholder’s holding period exceeds six months.

      The part of the gain constituting ordinary income and representing the interest accrued on the junior subordinated debentures to the date of disposition (to the extent such interest has not been previously recognized by the Securityholder) will be considered interest and will be taxed at the regular income tax rates applicable to the Securityholder, which may be up to 33% for Puerto Rico resident individuals and 39% in the case of Puerto Rico corporations.

     United States Citizens not Residents of Puerto Rico

      A United States citizen who is not a resident of Puerto Rico will not be subject to Puerto Rico income tax on such part of the gain realized on the sale, exchange or redemption of the capital securities that constitutes capital gain if the gain resulting therefrom constitutes income from sources outside Puerto Rico. Generally, the capital gain realized on the sale or exchange of the capital securities will be considered to be income from sources outside Puerto Rico if all rights, title and interest in or to the capital securities are transferred outside Puerto Rico, and if the delivery or surrender of the instruments that evidence the capital securities is made to an office of a paying or exchange agent located outside Puerto Rico. If the capital gain resulting from the sale, exchange or redemption constitutes income from sources within Puerto Rico, it will be subject to a tax at a maximum rate of 10% if the gain constitutes a long-term capital gain.

     Individuals not Citizens of the United States and not Residents of Puerto Rico

      An individual who is not a citizen of the United States and who is not a resident of Puerto Rico will be subject to the rules described above under “— United States Citizens not Residents of Puerto Rico.” However, if the capital gain resulting from the sale, exchange or redemption of the capital securities constitutes income from sources within Puerto Rico, the individual will generally be subject to tax on this gain at a fixed rate of 29%. The part of the gain that represents interest should not be subject to Puerto Rico income or withholding taxation, provided such holder does not own, directly or indirectly, 50% or more of the value of all issued and outstanding shares of stock of Popular.

     Foreign Corporations

      A Securityholder which is a foreign corporation that is engaged in a trade or business in Puerto Rico will generally be subject to Puerto Rico corporate income tax on any part of the gain realized on the sale, exchange or redemption of the capital securities that constitutes capital gain if the gain is (1) from sources within Puerto Rico, or (2) from sources outside Puerto Rico and effectively connected with a trade or business in Puerto Rico. Such capital gain will qualify for an alternative tax of 12.5% if it qualifies as a long-term capital gain. The part of the gain that represents interest will be taxed at the regular income tax rates applicable to corporations, which may be up to 39%.

      In general, a Securityholder which is a corporation that is engaged in a trade or business in Puerto Rico will also be subject to a 10% branch profits tax. In the computation of this tax, any gain realized by these corporations on the sale, exchange or redemption of the capital securities and that is subject to Puerto Rico income tax will be taken into account. However, a deduction will be allowed in the computation for any income tax paid on such gain.

      A Securityholder which is a foreign corporation that is not engaged in a trade or business in Puerto Rico will generally be subject to a corporate income tax rate of 29% on any capital gain realized on the sale, exchange or redemption of the capital securities if the gain is from sources within Puerto Rico. In the case of such foreign corporation, no Puerto Rico income tax will be imposed if the gain constitutes income from sources outside Puerto Rico. Gain on the sale, exchange or redemption of the capital securities will generally not be considered to be from sources within Puerto Rico if all rights, title and interest in or to the capital securities are transferred outside Puerto Rico, and if the delivery or surrender of the instruments that evidence the capital securities is made to an office of a paying or exchange agent located outside Puerto Rico. The part of the gain realized on the sale, exchange or redemption of the capital securities by a foreign corporation not engaged in trade or business in Puerto Rico that represents interest should not be subject to Puerto Rico income or withholding taxation, provided such holder does not own, directly or indirectly, 50% or more of the value of all issued and outstanding shares of stock of Popular and provided Popular does not own, directly or indirectly, 50% or more of the value of such holder’s stock.

     Partnerships

      Partnerships are generally taxed as corporations. Accordingly, the discussion with respect to Puerto Rico and foreign corporations is equally applicable to most Puerto Rico and foreign partnerships, respectively.

Estate And Gift Taxation

      The transfer of the capital securities by inheritance by an individual who is a resident of Puerto Rico at the time of his or her death will not be subject to estate tax if the individual is a citizen of the United States who acquired his or her citizenship solely by reason of birth or residence in Puerto Rico. The transfer of the capital securities by gift by an individual who is a resident of Puerto Rico at the time of the gift will not be subject to gift tax. Other individuals should consult their own tax advisors in order to determine the appropriate treatment for Puerto Rico estate and gift tax purposes of the transfer of the capital securities by death or gift.

Municipal License Taxation

      Individuals and corporations that are not engaged in a trade or business in Puerto Rico will not be subject to municipal license tax on interest paid on the capital securities or on any capital gain realized on the sale, exchange or redemption of the capital securities.

      Individuals, residents or nonresidents, and corporations or partnerships, Puerto Rico or foreign, that are engaged in a trade or business in Puerto Rico will generally be subject to municipal license tax on interest income paid or accrued on the capital securities and on the gain realized on the sale, exchange or redemption of the capital securities if the interest or gain are attributable to that trade or business. The municipal license tax is imposed on the volume of business of the taxpayer, and the tax rates range from a maximum of 1.5% for financial businesses to a maximum of 0.5% for other businesses.

Property Taxation

      The capital securities will not be subject to Puerto Rico property tax.

United States Taxation

      The following discussion is limited to the United States federal tax consequences of the ownership and disposition of the capital securities by U.S. Holders, as defined below, and corporations organized under the laws of Puerto Rico (Puerto Rico corporations) who purchase the capital securities upon initial issuance. The discussion does not cover all of the tax consequences that may be relevant to a holder in light of that person’s particular circumstances or to holders subject to special rules, such as entities that are treated as partnerships for federal income tax purposes, “Subchapter S corporations,” insurance companies, tax exempt entities, dealers in securities, financial institutions, real estate investment trusts, regulated investment companies, persons that hold the capital securities as part of a straddle, hedge or conversion transaction, persons subject to the alternative minimum tax, persons whose functional currency is not the U.S. dollar and persons that fall outside the definition of U.S. Holders provided below.

      As used herein, the term “U.S. Holder” means a beneficial owner of capital securities that does not own, directly, indirectly, constructively or by attribution, 10% or more of the voting stock of Popular and is, for United States federal income tax purposes:

(i) an individual who is a citizen or resident of the United States;

(ii) a corporation (or any other entity treated as a corporation) organized under the laws of the United States or any state thereof (including the District of Columbia);

(iii) an estate the income of which is subject to United States federal income taxation regardless of its source; or

(iv) a trust if (A) a court within the United States is able to exercise primary supervision over its administration and one or more persons described in (i), (ii) or (iii) above have the authority to control all substantial decisions of the trust; or (B) the trust was in existence on August 20, 1996 and validly elected to be treated as domestic trust.

      The term “U.S. Holder” does not include individual Puerto Rico residents who are not citizens or residents of the United States nor does it include Puerto Rico corporations. As used herein, the term “Puerto Rico U.S. Holder” means an individual U.S. Holder who is a bona fide resident of Puerto Rico during the entire taxable year (or, in certain cases, a portion thereof).

Classification of the Junior Subordinated Debentures

      Based on the characteristics of the junior subordinated debentures described herein, under current law, and assuming full compliance with the terms of the trust agreement and certain other documents, the junior subordinated debentures should be classified for federal income tax purposes as our indebtedness and holders of the capital securities will be required to treat the junior subordinated debentures as indebtedness and the capital securities as evidence of an indirect beneficial ownership interest in the junior subordinated debentures. No assurance can be given, however, that this position will not be challenged by the United States Internal Revenue Service or, if challenged, that it will not be successful. The remainder of this federal tax discussion assumes that the junior subordinated debentures will be classified for United States federal income tax purposes as our indebtedness.

Classification of the Trust

      Under current law and assuming compliance with the terms of the trust agreement, certain other documents and certain factual matters the trust should be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for federal income tax purposes, each Securityholder will be treated as owning an undivided beneficial interest in the junior subordinated debentures, and such beneficial owner will be required to include in its gross income its pro rata share of the interest accrued or received on the junior subordinated debentures at the time such interest is accrued or is received by the trust, in accordance with such Securityholder’s method of accounting.

Market Discount and Acquisition Premium

      Securityholders other than Securityholders who purchased the capital securities upon original issuance or who purchased for a price other than the initial public offering price may be considered to have acquired their undivided interest in the junior subordinated debentures with “market discount” or “acquisition premium” as these phrases are defined for federal income tax purposes. Such Securityholders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the capital securities.

Taxation of Interest and Original Issue Discount

     General

      Under applicable United States Treasury regulations, debt instruments such as the junior subordinated debentures which are issued at face value will not be considered issued with original issue discount (“OID”), even if their issuer can defer payment of interest, if the likelihood of any deferral is remote. As a result of terms and conditions of the junior subordinated debentures that prohibit dividend payments with respect to Popular’s capital stock if Popular elects to defer interest payments on the junior subordinated debentures, and the intention of Popular to continue to pay dividends on its common stock as it has done until now so as to not adversely affect the market of its common stock, Popular believes that the likelihood of it exercising its option to defer interest payments on the junior subordinated debentures is remote. Based on the foregoing, Popular believes that the junior subordinated debentures will not be considered to be issued with OID at the time of their original issuance and, accordingly, a Securityholder should include in gross income that holder’s allocable share of interest on the junior subordinated debentures at the time such interest is paid or accrued in accordance with the Securityholder’s regular accounting method. The following discussion assumes that unless and until Popular exercises its option to defer interest on the junior subordinated debentures, the junior subordinated debentures will not be treated as issued with OID.

      If Popular exercises its option to defer any payment of interest on the junior subordinated debentures, the junior subordinated debentures will be treated as issued with OID at the time of such exercise, and all stated interest on the junior subordinated debentures will thereafter be treated as OID as long as the junior subordinated debentures remain outstanding. In that event, all of a Securityholder’s taxable interest income with respect to the junior subordinated debentures will be accounted for as OID on a constant yield method regardless of that Securityholder’s method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a Securityholder will be required to include OID in gross income even though Popular would not make any actual cash payments during an interest payment deferral period.

      Under the current source of income rules of the Code, the interest payments or accruals (including original issue discount, if any) on the junior subordinated debentures will be considered Puerto Rico source income if the following conditions are met: (1) such interest is not treated as paid by a trade or business conducted by Popular outside of Puerto Rico, including for these purposes the United States, such determination to be made under Section 884(f)(1)(A) of the Code and the regulations thereunder; and (2) for the three year period ending with the close of Popular’s taxable year immediately preceding the payment of the interest on the junior subordinated debentures (or such part of such period as may be applicable), Popular either: (A) derived more than 20% of its gross income from sources within Puerto Rico; or (B) derived more than 20% of its gross income from the conduct of a trade or business in Puerto Rico, both tests determined under the provisions of Section 861(c)(1)(B) of the Code, which require, among other things, that the gross income received by Popular from a 50% owned subsidiary (determined in voting interest or value) will retain the source and character that such income had in the hands of the subsidiary.

      Popular believes that the interest payments on the notes will not be deemed to be paid by a trade or business outside Puerto Rico. Moreover, for the three year period ended December 31, 2002, approximately 99% of Popular’s gross income was derived from sources within Puerto Rico and approximately 100% of its gross income was derived from the conduct of a trade or business in Puerto Rico, both percentages determined by applying the rules established in Section 861(c)(1)(B) of the Code. Accordingly, interest payments on the junior subordinated debentures to be made by Popular during 2003 will be considered to be Puerto Rico source income for purposes of the Code. Interest payments on the junior subordinated debentures to be made by Popular for subsequent years will continue to be sourced in Puerto Rico for purposes of the Code so long as Popular continues to meet the requirements described above. However, there can be no assurance that Popular, or any legal successor to Popular, will be able to meet such requirements during the time that the junior subordinated debentures are outstanding, which can be as long as 30 years.

     U.S. Holders other than Puerto Rico U.S. Holders

      In general, interest paid or accrued on the junior subordinated debentures will be includable in the gross income of a U.S. Holder, other than a Puerto Rico U.S. Holder, as foreign source gross income, at the time such interest is accrued or received, in accordance with such Securityholder’s method of accounting.

      Under the United States Treasury regulations regarding the treatment of OID, if the possibility of Popular deferring payment of interest on the junior subordinated debentures is not remote at the time of issuance, the junior subordinated debentures will be treated as issued with OID and all stated interest on the junior subordinated debentures will be treated as OID for federal income tax purposes. If at the time of issuance the possibility of deferral is remote (such as it is considered to be in this case), but Popular subsequently exercises its option to defer payments of interest on the junior subordinated debentures, the junior subordinated debentures would be treated at that time as having been reissued with OID and all stated interest on the junior subordinated debentures would thereafter be treated as OID as long as the junior subordinated debentures remain outstanding. If the junior subordinated debentures are treated as issued or reissued with OID as indicated above, all of a U.S. Holder’s taxable interest income with respect to the junior subordinated debentures would be accounted for on an economic accrual basis regardless of the U.S. Holder’s method of tax accounting and actual cash distributions of stated interest would not be reported as taxable income. Consequently, a U.S. Holder of capital securities, other than Puerto Rico U.S. Holders, would be required to include OID in its gross income even if Popular does not make actual cash payments during the interest payment deferral period.

      Because income on the capital securities will constitute interest or OID, corporate U.S. Holders of the capital securities will not be entitled to a dividend received deduction with respect to any income recognized with respect to the capital securities. Furthermore, because income on the capital securities will constitute interest and not a dividend, such income will not qualify for the reduced rate of tax on dividends as provided by the Jobs and Growth Tax Relief Reconsideration Act of 2003 approved on May 28, 2003.

     Puerto Rico U.S. Holders

      Interest paid or accrued on the junior subordinated debentures to a Puerto Rico U.S. Holder will constitute gross income from sources within Puerto Rico, subject to the rules described above under “United States Taxation — Taxation of Interest and Original Issue Discount — General” above, will not be includable in the Puerto Rico U.S. Holder’s gross income subject to United States federal income taxation and will be exempt from United States federal income taxation. In addition, for United States federal income tax purposes, no deduction or credit will be allowed to the Puerto Rico U.S. Holder to the extent that such deduction or credit is allocable to or chargeable against amounts so excluded from the Puerto Rico U.S. Holder’s gross income.

     Puerto Rico Corporations

      In general and subject to the rules described above under “United States Taxation — Taxation of Interest and Original Issue Discount — General,” interest paid or accrued on the junior subordinated debentures to a Puerto Rico corporation will not, in the hands of the Puerto Rico corporation, be subject to United States income tax if the interest is not effectively connected with a United States trade or business of the Puerto Rico corporation and the Puerto Rico corporation is not treated as a domestic corporation for purposes of the Code. The Code provides special rules for Puerto Rico corporations that are “controlled foreign corporations,” “personal holding companies,” “foreign personal holding companies,” or “passive foreign investment companies.”

Taxation of Sales, Exchanges, or Redemptions of the Capital Securities

     U.S. Holders other than Puerto Rico U.S. Holders

      A U.S. Holder, other than a Puerto Rico U.S. Holder, that sells or exchanges the capital securities or completely redeems them for cash will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange or redemption of the capital securities and the U.S. Holder’s adjusted tax basis in the capital securities sold, exchanged or redeemed. A U.S. Holder’s adjusted tax basis in the capital securities generally will be its initial purchase price. If the junior subordinated debentures are deemed to be issued with OID as a result of Popular electing to defer interest payments, a U.S. Holder’s adjusted tax basis in the capital securities generally will be its initial purchase price, increased by OID previously includible in the U.S. Holder’s gross income to the date of disposition and decreased by distributions or other payments received on the capital securities since and including the date of the first deferral period. That gain or loss will generally be capital gain or loss, except to the extent any amount realized is treated as a payment of accrued interest with respect to that U.S. Holder’s ratable share of the junior subordinated debentures required to be included in income. The capital gain or loss that is recognized upon sale or redemption will also be long-term capital gain or loss if the capital securities have been held for more than one year. Long-term capital gains of non-corporate U.S. Holders, other than Puerto Rico U.S. Holders, are generally subject to reduced capital gain tax rates. The maximum tax for long-term capital gains realized by individual U.S. Holders generally is 15% through December 31, 2008.

      If Popular exercises its option to defer any amount of interest on the junior subordinated debentures, the capital securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying junior subordinated debentures. If that deferral occurs, and if the U.S. Holder disposes of the capital securities between record dates for payments of distributions, and consequently does not receive a distribution from the trust for the period prior to that disposition, the U.S. Holder will nevertheless be required:

•	to include as ordinary income accrued but unpaid interest on the junior subordinated debentures through the date of disposition; and

•	to add that amount to the U.S. Holder’s adjusted tax basis in the capital securities disposed of.

      The U.S. Holder would recognize a capital loss on the disposition of the capital securities to the extent the selling price, which may not fully reflect the value of accrued but unpaid interest, is less than the U.S. Holder’s adjusted tax basis in the capital securities, which will include accrued but unpaid interest. Capital losses cannot be applied to offset ordinary income for United States federal income tax purposes, except in a few limited cases.

     Puerto Rico U.S. Holders

      Pursuant to Notice 89-40 (“Notice 89-40”), issued by the United States Internal Revenue Service on March 27, 1989, the gain from the sale or exchange of the capital securities (excluding OID accrued under the Code as of the date of such sale or exchange), by a Puerto Rico U.S. Holder who is a bona fide resident of Puerto Rico for purposes of Section 865(g)(1) of the Code (1) will constitute income from sources within Puerto Rico, (2) will qualify for the exclusion from the Puerto Rico U.S. Holder’s gross income pursuant to Section 933 of the Code, and (3) will be exempt from United States federal income taxation provided that the capital securities do not constitute inventory in the hands of such Puerto Rico U.S. Holder. Also, no deduction or credit will be allowed that is allocable to or chargeable against amounts so excluded from the Puerto Rico U.S. Holder’s gross income.

     Puerto Rico Corporations

      In general, any gain derived by a Puerto Rico corporation from the sale or exchange of the capital securities will not, in the hands of the Puerto Rico corporation, be subject to United States income tax if the gain is not effectively connected with a United States trade or business of the Puerto Rico corporation and the Puerto Rico corporation is not treated as a domestic corporation for purposes of the Code. The Code provides special rules for Puerto Rico corporations that are “controlled foreign corporations,” “personal holding companies,” “foreign personal holding companies,” or “passive foreign investment companies.”

Distribution of Junior Subordinated Debentures

      Under current law, a distribution by the trust of the junior subordinated debentures as described under the caption “Description of the Capital Securities — Redemption” and “— Liquidation Distribution Upon Dissolution” will be non-taxable and will result in the Securityholder receiving directly its ratable share of the junior subordinated debentures previously held indirectly through the capital securities, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis that Securityholder had in the capital securities before that distribution.

      If, however, the liquidation of the trust were to occur because the trust is treated as an association taxable as a corporation, the distribution of junior subordinated debentures to Securityholders by the trust would be a taxable event to the trust and each Securityholder, and each Securityholder would recognize gain or loss as if the Securityholder had exchanged the capital securities for the junior subordinated debentures it received upon the liquidation of the trust and would take junior subordinated debentures with a new holding period. Such gain or loss will generally be determined and will be subject to federal income taxation in the manner described under “— Taxation of Sales, Exchanges, or Redemption of the Capital Securities.” As described above under “— Classification of the Trust,” under current law and assuming compliance with the terms of the trust agreement, certain other documents and certain factual matters, the trust should be classified for United States Federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

     Information Reporting and Backup Withholding

      United States federal information reporting requirements will apply to interest on, and the proceeds of a sale, exchange or redemption of, the capital securities that are paid within the United States (and, in some cases, outside the United States) to U.S. Holders other than Puerto Rico U.S. Holders and certain exempt recipients (such as corporations). Backup withholding (currently at a rate of 28%) will apply to such reportable amounts if U.S. Holders fail to furnish a proper taxpayer identification number, to certify that such holders are not subject to backup withholding, or to otherwise comply with the applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules generally may be claimed as a credit against the U.S. Holder’s United States federal income tax liability and may entitle such U.S. Holder to a credit or refund provided that the required information is furnished to the United States Internal Revenue Service. U.S. Holders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining any applicable exemption.

Estate and Gift Taxation

      The transfer of the capital securities by inheritance or gift by an individual who was a resident of Puerto Rico at the time of his or her death or at the time of the gift will not be subject to U.S. federal estate and gift tax if the individual was a citizen of the United States who acquired his or her citizenship solely by reason of birth or residence in Puerto Rico. Other individuals should consult their own tax advisors in order to determine the appropriate treatment for U.S. federal estate and gift tax purposes of the transfer of the capital securities by death or gift.

CERTAIN ERISA CONSIDERATIONS

      Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies or other arrangement that is subject to Title I of ERISA (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the capital securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

      Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and other plans to which Section 4975 of the Code applies (also “Plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“Parties in Interest”) with respect to such Plan. A violation of those “prohibited transaction” rules may result in an excise tax under Section 4975 of the Code or other liabilities under ERISA for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

      Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA, or Section 4975 of the Code, but governmental and foreign plans may be subject to other legal restrictions.

      Under a regulation (the “Plan Assets Regulation”) issued by the U.S. Department of Labor, the assets of the trust would be deemed to be “plan assets” of a Plan for purposes of ERISA and Section 4975 of the Code if a Plan makes an “equity” investment in the trust and no exception were applicable under the Plan Assets Regulation. An “equity interest” is defined under the Plan Assets Regulation as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

      If the assets of the trust were deemed to be “plan assets,” the persons providing services to the assets of the trust may become Parties in Interest with respect to an investing Plan and may be governed by the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, as applicable, with respect to transactions involving those assets.

      In this regard, if the person or persons with discretionary responsibilities over the junior subordinated debentures or the guarantee were affiliated with Popular, any such discretionary actions taken regarding those assets could be deemed to constitute a prohibited transaction under ERISA or the Code (e.g., the use of such fiduciary authority or responsibility in circumstances under which those persons have interests that may conflict with the interests of the investing Plans and affect the exercise of their best judgement as fiduciaries).

      Under an exception contained in the Plan Assets Regulation, the assets of the trust would not be deemed to be “plan assets” of investing Plans if the capital securities are “publicly-offered securities” — that is, they are:

•	widely held, i.e., owned by more than 100 investors independent of the trust and of each other;

•	freely transferable; and

•	sold to a Plan as part of an offering pursuant to an effective registration statement under the Securities Act of 1933 (the “Securities Act”) and then timely registered under Section 12(b) or 12(g) of the Exchange Act.

      Popular expects that the capital securities will meet the criteria of “publicly-offered securities” above, although no assurance can be given in this regard. The underwriters expect that the capital securities will be held by at least 100 independent investors at the conclusion of the offering and that the capital securities will be freely transferable. The capital securities will be sold as part of an offering under an effective registration statement under the Securities Act, and then will be timely registered under the Exchange Act.

      All of the common securities will be purchased and held by Popular. Even if the assets of the trust are not deemed to be “plan assets” of Plans investing in the trust, specified transactions involving the trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code regarding an investing Plan.

      For example, if Popular were a Party in Interest with respect to an investing Plan, either directly or by reason of the activities of one or more of its affiliates, sales of the capital securities by the trust to the Plan and or extensions of credit between Popular and the trust, as represented by the junior subordinated debentures and the guarantee, would likely be prohibited by Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative exemption.

      The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the capital securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

      The capital securities may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless the purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, or the requirements of U.S. Department of Labor regulation Section 2550.401c-1 are satisfied such that the capital securities held by the purchaser or holder do not constitute plan assets.

      Any purchaser or holder of the capital securities or any interest in the capital securities will be deemed to have represented by its purchase and holding that it either:

•	is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan;

•	is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase or holding; or

•	has satisfied the requirements of U.S. Department of Labor regulation Section 2550.401c-1 such that the capital securities held by the purchaser or holder do not constitute plan assets.

      Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the capital securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the potential consequences if the assets of the trust were deemed to be “plan assets” and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

      Purchasers of the capital securities have the exclusive responsibility for ensuring that their purchase and holding of the capital securities complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA or the Code.

UNDERWRITERS

      Under the terms and subject to the conditions of an underwriting agreement dated as of the date of this prospectus supplement, the underwriters named below, for whom Popular Securities, Inc. is acting as book-running manager, have severally agreed to purchase, and the trust has agreed to sell to them, severally, the respective number of capital securities set forth opposite their names below.

Name	Number of Capital Securities

Popular Securities, Inc.	9,699,600
UBS Financial Services Incorporated of Puerto Rico	1,000,000
Citigroup Global Markets	300,000
R-G Investments Corporation	300,000
Santander Securities Corporation	300,000
BBVA Capital Markets of Puerto Rico, Inc.	200,000
Oriental Financial Services	200,000
Keefe, Bruyette & Woods, Inc.	400

12,000,000

      The underwriters are offering the capital securities subject to their acceptance of the capital securities from the trust and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the capital securities are conditioned upon the delivery of legal opinions by their counsel and certain other conditions. The underwriters are obligated to purchase all the capital securities, if any capital securities are purchased.

      The underwriters initially propose to offer part of the capital securities directly to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters may also offer the capital securities to securities dealers at a price that represents a concession not in excess of $.50 per capital security. Any underwriter may allow, and dealers may reallow, a concession not in excess of $.375 per capital security to certain other dealers. After the initial offering of the capital securities, the offering price and other selling terms may from time to time be changed by the underwriters.

      The following table shows the per capital security and total offering price, underwriting discounts and commissions to be paid to the underwriters by Popular as well as the proceeds received by the trust from the offering.

	Per share	Total

Public offering price	$25.0000	$300,000,000
Underwriting discounts and commissions(1)	0.7875	9,450,000
Proceeds to the trust(1)	$25.0000	$300,000,000

(1)	Popular will pay all underwriting discounts and commissions.

      Because the proceeds from the sale of the capital securities will be used to purchase the junior subordinated debentures issued by Popular, the underwriting agreement provides that Popular will pay to the underwriters as compensation for their services $.7875 per capital security, or $9,450,000 in the aggregate. Popular’s offering expenses, not including underwriting discounts and commissions, are estimated to be $450,000.

      Popular and the trust have agreed that, without the prior written consent of Popular Securities, Inc. on behalf of the underwriters, they will not, during the period beginning on the date of the underwriting agreement and continuing to and including the closing under the underwriting agreement, offer or sell, or announce the offering of, any securities that are substantially similar to the capital securities and are covered by a registration statement filed under the Securities Act.

      Prior to this offering, there has been no public market for the capital securities. The capital securities have been approved for quotation on the Nasdaq National Market under the symbol “BPOPN.” Trading of the capital securities on the Nasdaq National Market is expected to commence within 30 days after initial delivery of the capital securities. The underwriters have advised the trust that they presently intend to make a market in the capital securities prior to the commencement of trading on the Nasdaq National Market. The underwriters are not obligated to make a market in the capital securities, however, and may discontinue market making activities at any time without notice. No assurance can be given as to the liquidity of any trading market for the capital securities.

      Popular and the trust have agreed to indemnify the underwriters and certain other persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make under the Securities Act.

      In order to facilitate the offering of the capital securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the capital securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the capital securities for their own account. The underwriters can close out a short position by purchasing capital securities in the open market. As an additional means of facilitating the offering of capital securities, the underwriters may bid for and purchase these capital securities in the open market to stabilize the price of these capital securities. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the capital securities in the offering, if the syndicate repurchases previously distributed capital securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the capital securities above independent market levels or prevent or retard a decline in the market price of the capital securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

      Each underwriter has agreed that it will, to the best of its knowledge and belief, comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the capital securities or possesses or distributes this prospectus supplement or the accompanying prospectus and will obtain any required consent, approval or permission for its purchase, offer, sale or delivery of the capital securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers, sales or deliveries. Neither the trust nor Popular have any responsibility for an underwriter’s compliance with applicable securities laws.

      One of the underwriters listed above, Popular Securities, Inc., is an affiliate of Popular and the trust. Therefore, sales of the capital securities will comply with Rule 2720 of the Conduct Rules of the NASD.

      Because the NASD may view the capital securities as interests in a direct participation program, this offering will be made in compliance with the applicable provisions of Rule 2810 of the Conduct Rules of the NASD.

      The underwriters and any dealers utilized in the sale of the capital securities do not intend to confirm sales to accounts over which they exercise discretionary authority without the prior specific written approval of the customer.

      It is expected that delivery of the capital securities will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fourth business day following the date of the pricing of the capital securities. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade capital securities on the date of pricing will be required, by virtue of the fact that the capital securities initially will settle on the fourth business day following the date of the pricing of the capital securities, to specify alternative settlement arrangements to prevent a failed settlement.

      Certain of the underwriters and their affiliates engage in various general financing and banking transactions with Popular and its affiliates in the ordinary course of business.

LEGAL OPINIONS

      The validity of the securities offered by this prospectus will be passed upon for Popular by Brunilda Santos de Alvarez, Esq., Executive Vice President and General Counsel, and by Pietrantoni Méndez & Alvarez LLP, San Juan, Puerto Rico. Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel for the trust, will pass upon certain legal matters for the trust. Certain legal matters will be passed upon for the underwriters by O’Neill & Borges, San Juan, Puerto Rico. As of the date of this prospectus, Brunilda Santos de Alvarez, Esq. owns, directly or indirectly, 7,870 shares of common stock of Popular pursuant to Popular’s employee stock ownership plan or otherwise. She also held stock options to acquire 28,980 shares of common stock of Popular pursuant to Popular’s stock option plan. As of such date, members of the firm of Pietrantoni Méndez & Alvarez LLP beneficially owned 9,952 shares of Popular common stock and 1,000 shares of Popular preferred stock.

CERTIFICATION OF STATUS AS NONTAXABLE HOLDER

      The undersigned hereby certifies that it is not subject to Puerto Rico income taxation on its proportionate share of the interest income received or accrued on the junior subordinated debentures and agrees that no Puerto Rico income tax withholding is to be made on interest payments on the junior subordinated debentures and the capital securities. The undersigned certifies that it is either:

☐	US citizen not resident of Puerto Rico;

☐	Individual not citizen of the United States and not resident of Puerto Rico;

☐	Corporation organized outside Puerto Rico not engaged in trade or business in Puerto Rico; or

☐	Other tax exempt entities: (specify)

Very truly yours,

By:

Name:
Title:*
Company:*

* Applicable only to legal entities.

PROSPECTUS

$300,000,000

POPULAR, INC.

Junior Subordinated Debt Securities

Popular Center Building

209 Muñoz Rivera Avenue
San Juan, Puerto Rico 00918
(787) 765-9800

POPULAR CAPITAL TRUST I
POPULAR CAPITAL TRUST II
POPULAR CAPITAL TRUST III
POPULAR CAPITAL TRUST IV

Trust Preferred Securities

Fully and Unconditionally
Guaranteed by Popular, Inc.

Popular Center Building

209 Muñoz Rivera Avenue
San Juan, Puerto Rico 00918
(787) 765-9800

      When we offer securities, we will provide you with a prospectus supplement describing the terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      These securities are our unsecured obligations and are not savings accounts, deposits or other obligations of any bank or nonbank subsidiary of Popular, Inc. These securities are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

This prospectus is dated October 9, 2003.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that Popular, Inc., or “Popular,” and Popular Capital Trust I, Popular Capital Trust II, Popular Capital Trust III and Popular Capital Trust IV, or the “trusts,” filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, the trusts may sell trust preferred securities representing undivided beneficial interests in the trusts to the public and common securities representing undivided beneficial interests in the trusts to us in one or more offerings.

      This prospectus provides you with a general description of the trust preferred securities that a trust may issue and the junior subordinated debt securities and trust preferred securities guarantees that we may issue. Each time we or a trust sell securities, we and the trust will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

      The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the trusts and the securities offered under this prospectus. That registration statement can be read at the Securities and Exchange Commission, or “SEC,” web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

      We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the later of (1) the time that we and/or a trust sell all the securities offered by this prospectus and (2) the date that our broker-dealer subsidiaries cease offering securities in market-making transactions pursuant to this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2002, including information specifically incorporated by reference into our Form 10-K from our 2002 Annual Report to Stockholders and our definitive Proxy Statement for our 2003 Annual Meeting of Stockholders;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 (as amended by Form 10-Q/A dated May 21, 2003) and June 30, 2003; and

•	Current Reports on Form 8-K filed with the SEC on January 17, 2003, February 6, 2003, February 26, 2003, March 19, 2003, March 26, 2003, April 11, 2003 (as amended by Form 8-K/A filed April 17, 2003), April 30, 2003, July 18, 2003, August 7, 2003 and October 1, 2003.

      You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address: Amilcar Jordán, Senior Vice President, Popular, Inc., P.O. Box 362708, San Juan, Puerto Rico 009396-2708. Telephone requests may also be directed to (787) 765-9800. You may also access this information at our website at http://www.popularinc.com.

      You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we nor the trusts, nor any underwriters or agents, have authorized anyone else to provide you with different information. Popular and the trusts may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. Popular and the trusts are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

POPULAR, INC.

      Popular is a diversified, financial services company and the largest locally based financial institution in Puerto Rico. We were incorporated in 1984 under the laws of the Commonwealth of Puerto Rico. We are registered as a financial holding company and bank holding company under the Bank Holding Company Act, as amended by the Gramm-Leach-Bliley Act, and are subject to supervision and regulation by the Board of Governors of the Federal Reserve System. As a diversified financial services institution, we own subsidiaries engaged in banking and a variety of financial services. Our subsidiaries provide banking, insurance, mortgage, auto, consumer finance, investment and electronic payment processing services through retail branches, the internet and other distribution channels throughout Puerto Rico, the mainland United States, and to a lesser extent, the Caribbean and Central America. Our principal subsidiary, Banco Popular de Puerto Rico, was incorporated in 1893 and is Puerto Rico’s largest bank.

      We are a separate and distinct legal entity from our banking and other subsidiaries. Our principal source of funds to pay our obligations including service on our debt is dividends from our subsidiaries. Various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval.

      Our principal executive offices are located at 209 Muñoz Rivera Avenue, Hato Rey, Puerto Rico 00918, and our telephone number is (787) 765-9800.

      When we refer to “Popular,” “we,” “our” and “us” in this prospectus under the headings “Popular, Inc.” and “Ratios of Earnings to Fixed Charges and to Fixed Charges and Preferred Stock Dividends,” we mean Popular, Inc. and its subsidiaries unless the context indicates otherwise. When such terms are used elsewhere in this prospectus, we refer only to Popular, Inc. unless the context indicates otherwise.

THE TRUSTS

      Each trust is a statutory trust formed under Delaware law pursuant to a declaration of trust and trust agreement, signed by Popular, as depositor of the trust, and the property trustee, the Delaware trustee and the administrative trustees, each as defined below, and a certificate of trust filed with the Delaware Secretary of State. The declaration of trust and trust agreement of the applicable trust will be amended and restated in its entirety before the issuance of trust preferred securities by such trust. We will refer to such declaration of trust and trust agreement, as so amended and restated, as the “trust agreement.” Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939.

      Each trust exists for the exclusive purposes of:

•	issuing the trust preferred securities and common securities, or the “trust securities,” representing undivided beneficial interests in the assets of such trust;

•	investing the gross proceeds of the trust preferred securities and the common securities in an equivalent amount of junior subordinated debt securities; and

•	engaging in only those activities convenient, necessary or incidental thereto.

      All of the common securities of the trusts will be directly or indirectly owned by us. The common securities of a trust rank equally with the trust preferred securities of such trust and a trust will make payment on its trust securities pro rata, except that upon certain events of default under the applicable trust agreement relating to payment defaults on the junior subordinated debt securities, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. We will acquire common securities of a trust in an aggregate liquidation amount equal to at least three percent of the total capital of such trust.

      Each trust’s business and affairs will be conducted by its trustees, each appointed by Popular as depositor of such trust. The trustees will be Bank One Delaware, Inc., which is referred to as the “Delaware trustee,” two individual trustees, who are referred to as the “administrative trustees” and who are employees or officers of or affiliated with Popular, and Bank One Trust Company, N.A., which is referred to as the “property trustee.” The property trustee will act as sole trustee under each trust agreement for purposes of compliance with the Trust Indenture Act and will also act as trustee under the guarantees. See “Description of Guarantees.”

      Unless an event of default under the junior subordinated indenture has occurred and is continuing, the holders of the common securities will be entitled to appoint, remove or replace the property trustee and the Delaware trustee. The holders of a majority in liquidation amount of trust preferred securities of such trust will be entitled to appoint, remove or replace the property trustee and the Delaware trustee for cause or if an event of default under the junior subordinated indenture has occurred and is continuing. The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the common securities, and in no event will the holders of trust preferred securities have such right.

      No separate financial statements of the trusts are included in this prospectus. Popular and the trusts do not consider that such financial statements would be material to holders of trust preferred securities because the trusts are special purpose entities, have no operating histories or independent operations and are not engaged in and do not propose to engage in any activity other than holding as trust assets the junior subordinated debt securities of Popular and issuing the trust securities. Furthermore, taken together, Popular’s obligations under the junior subordinated debt securities, the junior subordinated indenture pursuant to which the junior subordinated debt securities will be issued, the related trust agreement and the guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities of each trust. For a more detailed discussion see “Description of Trust Preferred Securities,” “Description of Junior Subordinated Debt Securities — Correspondence Between Junior Subordinated Debt Securities and Trust Preferred Securities” and “Description of Guarantees.” In addition, we do not expect that the trusts will be filing reports with the SEC under the Securities Exchange Act of 1934.

      Unless otherwise specified in the applicable prospectus supplement, each trust has a term of approximately 30 years, but may be terminated earlier as provided in the applicable trust agreement.

      Popular will pay all fees and expenses related to the trusts and the offering of trust securities.

      The principal executive office of each trust is c/o Popular, Inc., Popular Center Building, 209 Muñoz Rivera Avenue, San Juan, Puerto Rico 00918, telephone number (787) 765-9800.

REASON FOR THE OFFERING

      On October 21, 1996, the Federal Reserve (together with its district reserve banks, the “Federal Reserve”) announced that it had approved the use of certain cumulative preferred stock instruments, such as the trust preferred securities, as Tier 1 capital for purposes of the Federal Reserve’s capital guidelines for bank holding companies. Because Popular intends to treat the trust preferred securities as Tier 1 capital and, under current Puerto Rico tax law and administrative rulings issued by the Puerto Rico Treasury Department, will receive a tax deduction for interest in respect of the junior subordinated debt securities, the issuance of the trust preferred securities is a cost-effective method of raising capital on an after-tax basis.

USE OF PROCEEDS

      Each trust will use the proceeds from the sale of its trust preferred securities and its common securities to acquire junior subordinated debt securities from Popular. Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the junior subordinated debt securities will be added to our general funds and will be available for general corporate purposes, including:

•	investments in, or extensions of credit to, existing and future subsidiaries;

•	the acquisition of other banking and financial institutions; and

•	repayment of outstanding borrowings.

We do not at present have any plans to use proceeds from any offering for a material acquisition or to repay outstanding borrowings. Until the net proceeds have been used, they will be invested in short-term securities.

RATIOS OF EARNINGS TO FIXED CHARGES AND TO FIXED CHARGES

AND PREFERRED STOCK DIVIDENDS

      The ratios shown below measure Popular’s ability to generate sufficient earnings to pay the fixed charges or expenses of its debt and dividends on its preferred stock.

Six Months Ended
	June 30	Fiscal Year Ended December 31,

	2003	2002	2001	2000	1999	1998

Ratio of Earnings to Fixed Charges:
Excluding interest on deposits	2.5x	2.1x	1.8x	1.6x	1.7x	1.8x
Including interest on deposits	1.8x	1.5x	1.4x	1.3x	1.4x	1.4x
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends:
Excluding interest on deposits	2.4x	2.1x	1.8x	1.6x	1.7x	1.8x
Including interest on deposits	1.8x	1.5x	1.4x	1.3x	1.4x	1.4x

      For purposes of these consolidated ratios, earnings consist of pre-tax income plus fixed charges. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits), the portion of net rental expense which is deemed representative of the interest factor and the amortization of debt issuance expense and capitalized interest.

      The term “preferred stock dividends” is the amount of pre-tax earnings that is required to pay dividends on Popular’s outstanding preferred stock.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

      This section describes the general terms and provisions of our junior subordinated debt securities. The applicable prospectus supplement will describe the terms of the series of junior subordinated debt securities, which are sometimes referred to in this prospectus as “debt securities,” offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities. The junior subordinated debt securities will be issued under a junior subordinated indenture, which is sometimes referred to in this prospectus as an “indenture,” between us and the junior subordinated trustee named in the applicable prospectus supplement.

      We have summarized the material terms and provisions of the junior subordinated indenture in this section. We have also filed the form of the junior subordinated indenture as an exhibit to the registration statement. You should read the junior subordinated indenture for additional information before you purchase any trust preferred securities. The summary that follows includes references to section numbers of the junior subordinated indenture so that you can more easily locate these provisions.

General

      The junior subordinated debt securities will be our direct unsecured obligations. The junior subordinated indenture does not limit the principal amount of junior subordinated debt securities that we may issue. The junior subordinated indenture permits us to issue junior subordinated debt securities from time to time and junior subordinated debt securities issued under such indenture will be issued as part of a series that has been established by us under such indenture. (Section 301)

      The junior subordinated debt securities will be unsecured and will rank equally with all of our other junior subordinated debt securities and, together with such other junior subordinated debt securities, will be subordinated to all of our existing and future Senior Debt. See “— Subordination” below.

      The junior subordinated debt securities are our unsecured junior subordinated debt securities, but our assets consist primarily of equity in our subsidiaries. As a result, our ability to make payments on our junior subordinated debt securities depends on our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.

      A prospectus supplement relating to a series of junior subordinated debt securities being offered will include specific terms relating to the offering. (Section 301) These terms will include some or all of the following:

•	the title and type of the debt securities;

•	any limit on the total principal amount of the debt securities of that series;

•	the price at which the debt securities will be issued;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	the maturity date or dates of the debt securities or the method by which those dates can be determined;

•	if the debt securities will bear interest:

•	the interest rate on the debt securities or the method by which the interest rate may be determined;

•	the date from which interest will accrue;

•	the record and interest payment dates for the debt securities;

•	the first interest payment date; and

•	any circumstances under which we may defer interest payments;

•	the place or places where:

•	we can make payments on the debt securities;

•	the debt securities can be surrendered for registration of transfer or exchange; and

•	notices and demands can be given to us relating to the debt securities and under the indenture;

•	any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities before their final maturity;

•	any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

•	whether the debt securities will be convertible into shares of common stock, shares of preferred stock or depositary shares and, if so, the terms and conditions of any such conversion, and, if convertible into shares of preferred stock or depositary shares, the terms of such preferred stock or depositary shares;

•	if the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the indenture specifically relating to the bearer securities;

•	the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;

•	any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and any provisions relating thereto;

•	whether the provisions described below under the heading “— Defeasance” apply to the debt securities;

•	any events of default which will apply to the debt securities in addition to those contained in the indenture and any events of default contained in the indenture which will not apply to the debt securities;

•	any additions or changes to or deletions of the covenants contained in the indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

•	whether all or part of the debt securities will be issued in whole or in part as temporary or permanent global securities and, if so, the depositary for those global securities and a description of any book-entry procedures relating to the global securities — a “global security” is a debt security that we issue in accordance with the junior subordinated indenture to represent all or part of a series of debt securities;

•	if we issue temporary global securities, any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

•	the identity of the security registrar and paying agent for the debt securities if other than the junior subordinated trustee;

•	any special tax implications of the debt securities;

•	any special provisions relating to the payment of any additional amounts on the debt securities;

•	the terms of any securities being offered together with or separately from the debt securities;

•	the terms and conditions of any obligation or right of Popular or a holder to convert or exchange the debt securities into trust preferred securities or other securities; and

•	any other terms of the debt securities.

      When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register. (Section 101)

Additional Sums

      If a trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, any political subdivision thereof or Puerto Rico or any other taxing authority of the United States or Puerto Rico, then we will be required to pay additional sums on the related junior subordinated debt securities. The amount of any additional sum will be an amount sufficient so that the net amounts received and retained by such trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that such trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges. (Section 1007)

Payment; Exchange; Transfer

      We will designate a place of payment where holders can receive payment of the principal of and any premium and interest on the junior subordinated debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the junior subordinated debt securities by mailing a check to the person listed as the owner of the junior subordinated debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. Unless we state otherwise in the applicable prospectus supplement, we will pay interest on a junior subordinated debt security:

•	on an interest payment date, to the person in whose name that junior subordinated debt security is registered at the close of business on the record date relating to that interest payment date; and

•	on the date of maturity or earlier redemption or repayment, to the person who surrenders such debt security at the office of our appointed paying agent. (Sections 307, 1002)

      Any money that we pay to a paying agent for the purpose of making payments on the junior subordinated debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of such debt security can only look to us for the payments on such debt security. (Section 1003)

      Any junior subordinated debt securities of a series can be exchanged for other junior subordinated debt securities of that series so long as such other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the junior subordinated debt securities that were surrendered for exchange. The junior subordinated debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the junior subordinated debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the junior subordinated debt securities. (Sections 305, 1002) If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where holders can surrender the junior subordinated debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series. (Section 1002)

      In the event of any redemption, neither we nor the junior subordinated trustee will be required to:

•	issue, register the transfer of, or exchange, junior subordinated debt securities of any series during a period beginning at the opening of business 15 days before the day of publication or mailing of the notice of redemption and ending at the close of business on the day of such publication or the mailing of such notice; or

•	transfer or exchange any junior subordinated debt securities so selected for redemption, except, in the case of any junior subordinated debt securities being redeemed in part, any portion thereof not to be redeemed. (Section 305)

Denominations

      Unless we state otherwise in the applicable prospectus supplement, the junior subordinated debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000.

Bearer Debt Securities

      If we ever issue bearer debt securities, the applicable prospectus supplement will describe all of the special terms and provisions of junior subordinated debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to junior subordinated debt securities in registered form, and will summarize provisions of the junior subordinated indenture that relate specifically to bearer debt securities.

Original Issue Discount

      Junior subordinated debt securities may be issued under the junior subordinated indenture as original issue discount securities and sold at a substantial discount below their stated principal amount. If a junior subordinated debt security is an original issue discount security, that means that an amount less than the principal amount of such debt security will be due and payable upon a declaration of acceleration of the maturity of such debt security under the junior subordinated indenture. (Section 101) The applicable prospectus supplement will describe the Puerto Rico income tax consequences and other special factors you should consider before purchasing any original issue discount securities.

Option to Defer Interest Payments

      If provided in the applicable prospectus supplement, we will have the right from time to time to defer payment of interest on a series of junior subordinated debt securities for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement. Such deferral, however, may not extend beyond the stated maturity of such junior subordinated debt securities. (Section 313) Certain Puerto Rico and United States federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

Redemption

      Unless otherwise specified in the applicable prospectus supplement, the junior subordinated debt securities will not be subject to any sinking fund and will not be redeemable at the option of the holder.

      Unless otherwise specified in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve, if required, redeem the junior subordinated debt securities of any series in whole at any time or in part from time to time. If the junior subordinated debt securities of any series are redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify such date or describe such conditions. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debt security so redeemed will equal 100% of the principal amount of such junior subordinated debt security plus accrued and unpaid interest to the redemption date.

      Except as otherwise specified in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve, if required, redeem a series of junior subordinated debt securities in whole, but not in part, at any time within 90 days after the occurrence of a tax event, investment company event or capital treatment event, each as defined below, at a redemption price equal to 100% of the principal amount of such junior subordinated debt securities then outstanding plus accrued and unpaid interest to the redemption date. (Section 1108)

      “Tax Event” means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change in, including any announced proposed change in, the laws or regulations of the United States, any political subdivision thereof or Puerto Rico, or any taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of the prospectus supplement relating to the issuance of trust preferred securities by such trust, there is more than an insubstantial risk that:

•	such trust is, or will be within 90 days of the date of such opinion, subject to United States federal or Puerto Rico income tax with respect to income received or accrued on the junior subordinated debt securities;

•	interest payable by Popular on the junior subordinated debt securities is not, or within 90 days of the date of such opinion, will not be, deductible by Popular, in whole or in part, for Puerto Rico income tax purposes; or

•	such trust is, or will be within 90 days of the date of such opinion, subject to more than an immaterial amount of other taxes, duties or other governmental charges. (Section 101)

      “Investment Company Event” means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that such trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the prospectus supplement relating to the issuance of the trust preferred securities. (Section 101)

      “Capital Treatment Event” means our reasonable determination that, as a result of any amendment to, or change in, including any announced proposed change in, the laws or regulations of the United States or any political subdivision thereof or Puerto Rico, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of the prospectus supplement relating to issuance of trust preferred securities by such trust, there is more than an insubstantial risk that Popular will not be entitled to treat an amount equal to the liquidation amount of such trust preferred securities as Tier I capital, or the then-equivalent thereof, for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to Popular. (Section 101)

      Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debt securities to be redeemed at its registered address. However, if the debt securities are held by a trust, notice shall be mailed at least 45 days but not more than 75 days before the redemption date. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on such junior subordinated debt securities or portions thereof called for redemption.

Restrictions on Certain Payments

      Unless otherwise specified in the applicable prospectus supplement, if:

•	there shall have occurred and be continuing an event of default with respect to a series of junior subordinated debt securities of which we have actual knowledge and which we have not taken reasonable steps to cure;

•	the junior subordinated debt securities of a series are held by a trust and we shall be in default relating to our payment of any obligations under our guarantee of the trust preferred securities issued by such trust; or

•	we shall have given notice of our election to defer payments of interest on a series of junior subordinated debt securities by extending the interest payment period and such period, or any extension of such period, shall be continuing;

then:

•	we shall not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, including our preferred stock; and

•	we shall not make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the junior subordinated debt securities (except for partial payments of interest with respect to the junior subordinated debt securities).

      The restrictions listed above do not apply to:

•	any repurchase, redemption or other acquisition of shares of our capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) a dividend reinvestment or stockholder purchase plan, or (3) the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable extension period;

•	any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;

•	payments by us under any guarantee agreement executed for the benefit of the trust preferred securities; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock. (Section 1008)

Limitation on Mergers and Sales of Assets

      The junior subordinated indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of the United States or any state, the District of Columbia or the Commonwealth of Puerto Rico and

assumes all of our responsibilities and liabilities under the junior subordinated indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the junior subordinated indenture; and

•	immediately after the transaction, and giving effect to the transaction, no event of default under the junior subordinated indenture exists. (Section 801)

      If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the junior subordinated indenture, the resulting or acquiring entity will be substituted for us in such indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise our rights and powers under the junior subordinated indenture, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under such indenture and under the junior subordinated debt securities. (Section 802)

Events of Default, Waiver and Notice

      Unless otherwise specified in the applicable prospectus supplement, an “event of default,” when used in the junior subordinated indenture with respect to any series of junior subordinated debt securities, means any of the following:

•	failure to pay interest on a junior subordinated debt security of that series for 30 days after the payment is due (subject to the deferral of any due date in the case of an extension period);

•	failure to pay the principal of or any premium on any junior subordinated debt security of that series when due;

•	failure to deposit any sinking fund payment on junior subordinated debt securities of that series when due;

•	failure to perform any other covenant in the junior subordinated indenture that applies to junior subordinated debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the junior subordinated indenture;

•	certain events relating to a bankruptcy, insolvency or reorganization of Popular; or

•	any other event of default that may be specified for the junior subordinated debt securities of that series when that series is created. (Section 501)

      If an event of default under the junior subordinated indenture occurs and continues, the junior subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debt securities of that series may declare the entire principal and all accrued but unpaid interest of all debt securities of that series to be due and payable immediately. If the trustee or the holders of junior subordinated debt securities do not make such declaration and the junior subordinated debt securities of that series are held by a trust or trustee of such trust, the property trustee or the holders of at least 25% in aggregate liquidation amount of the related trust preferred securities shall have the right to make such declaration. If an event of default under the junior subordinated indenture occurs and continues and the junior subordinated debt securities of that series are held by a trust or trustee of such trust, the property trustee may also declare the principal of and the interest on the junior subordinated debt securities to be due and payable and may enforce its other rights as a creditor with respect to the junior subordinated debt securities. (Section 502)

      If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of that series can, subject to conditions (including, if the junior subordinated debt securities of that series are held by a trust or a trustee of such trust, the consent of the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities), rescind the declaration. If the holders of such junior subordinated debt securities do not rescind such declaration and such junior subordinated debt securities are held by a trust or trustee of such trust, the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities shall have the right to rescind the declaration. (Section 502)

      The holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of any series may, on behalf of all holders of that series, waive any past default, except:

•	a default in payment of principal of or any premium or interest; or

•	a default under any provision of the junior subordinated indenture which itself cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security of that series.

      If the junior subordinated debt securities of that series are held by a trust or a trustee of such trust, any such waiver shall require the consent of the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities. If the holders of junior subordinated debt securities do not waive such default, the holders of a majority in aggregate liquidation amount of the related trust preferred securities shall have the right to waive such default. (Section 513)

      The holders of a majority in principal amount of the junior subordinated debt securities of any series affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated trustee under the junior subordinated indenture.

      We are required to file an officers’ certificate with the junior subordinated trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the junior subordinated indenture. (Section 1004)

      If the junior subordinated debt securities of any series are held by a trust or a trustee of such trust, a holder of the related trust preferred securities may institute a direct action if we fail to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period. (Section 508) A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the junior subordinated debt securities, or

•	suing us to enforce the property trustee’s rights under such junior subordinated debt securities.

      This right of direct action cannot be amended in a manner that would impair the rights of the holders of trust preferred securities thereunder without the consent of all holders of affected trust preferred securities. (Section 902)

Junior Subordinated Indenture; Does Not Restrict Our Ability to Take Certain Actions That May Affect the Junior Subordinated Debt Securities

      The junior subordinated indenture does not contain restrictions on our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•	pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock, except as set forth under “— Restrictions on Certain Payments” above.

The junior subordinated indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the junior subordinated indenture does not contain any provisions which would require us to repurchase or redeem or modify the terms of any of the junior subordinated debt securities upon a change of control or other event involving us which may adversely affect the creditworthiness of such debt securities.

Distribution of the Junior Subordinated Debt Securities

      Under circumstances involving the dissolution of a trust, which will be discussed more fully in the applicable prospectus supplement, the junior subordinated debt securities may be distributed to the holders of the trust securities in liquidation of that trust, provided that any required regulatory approval is obtained. See “Description of Trust Preferred Securities — Liquidation Distribution upon Dissolution.”

Modification of Junior Subordinated Indenture

      Under the junior subordinated indenture, certain of our rights and obligations and certain of the rights of holders of the junior subordinated debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of all series affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest, including any additional interest (other than to the extent set forth in the applicable junior subordinated debt security);

•	a reduction in payments due on the junior subordinated debt securities;

•	a change in the place of payment or currency in which any payment on the junior subordinated debt securities is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the junior subordinated debt securities;

•	a reduction in the percentage of outstanding junior subordinated debt securities required to consent to a modification or amendment of the junior subordinated indenture or required to consent to a waiver of compliance with certain provisions of such indenture or certain defaults under such indenture;

•	a reduction in the requirements contained in the junior subordinated indenture for quorum or voting;

•	a limitation of a holder’s right, if any, to repayment of junior subordinated debt securities at the holder’s option;

•	in the case of junior subordinated debt securities convertible into common stock, a limitation of any right to convert such debt securities; and

•	a modification of any of the foregoing requirements contained in the junior subordinated indenture. (Section 902)

      Under the junior subordinated indenture, the holders of at least a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of all series affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the junior subordinated indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series. (Section 1005)

      If the junior subordinated debt securities are held by a trust or the trustee of such trust, no modification may be made that adversely affects the holders of the related trust preferred securities, and no termination of the junior subordinated indenture may occur, and no waiver of any compliance with any covenant will be effective without the prior consent of a majority in liquidation amount of the trust preferred securities of such trust. If the consent of the holder of each outstanding junior subordinated debt security is required for such modification or waiver, no such modification or waiver shall be effective without the prior consent of each holder of trust preferred securities of such trust. (Section 902)

      We and the junior subordinated trustee may execute, without the consent of any holder of junior subordinated debt securities, any supplemental junior subordinated indenture for the purpose of creating any new series of junior subordinated debt securities.

Defeasance and Discharge

      Defeasance and Discharge. At the time that we establish a series of junior subordinated debt securities under the junior subordinated indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of that indenture. If we so provide, we will be discharged from our obligations on the debt securities of that series if:

•	we deposit with the junior subordinated trustee, in trust, sufficient money or, if the junior subordinated debt securities of that series are denominated and payable in U.S. dollars only, Eligible Instruments, to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the junior subordinated indenture and the terms of such debt securities;

•	we deliver to the junior subordinated trustee an opinion of counsel that states that the holders of the junior subordinated debt securities of that series will not recognize income, gain or loss for Puerto Rico or United States federal income tax purposes as a result of the deposit and will be subject to Puerto Rico or United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit had been made; and

•	if the junior subordinated debt securities of that series are listed on any domestic or foreign securities exchange, such debt securities will not be delisted as a result of the deposit. (Section 403)

      When we use the term “Eligible Instruments” in this section, we mean monetary assets, money market instruments and securities that are payable in dollars only and are essentially risk free as to collection of principal and interest, including:

•	direct obligations of the United States backed by the full faith and credit of the United States; or

•	any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States. (Section 101)

      In the event that we deposit money or Eligible Instruments, or a combination of both, in trust and discharge our obligations under a series of junior subordinated debt securities as described above, then:

•	the junior subordinated indenture, including the subordination provisions contained in the junior subordinated indenture, will no longer apply to the junior subordinated debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the junior subordinated trustee, to register the transfer and exchange of junior subordinated debt securities, to replace lost, stolen or mutilated junior subordinated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of withholding taxes imposed on payments to non-U.S. persons will continue to apply; and

•	holders of junior subordinated debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on such debt securities of that series. (Section 403)

      Defeasance of Certain Covenants and Certain Events of Default. At the time that we establish a series of junior subordinated debt securities under the junior subordinated indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of such indenture. If we so provide and we make the deposit and deliver the opinion of counsel described above in this section under the heading “— Defeasance and Discharge” we will not have to comply with any covenant we designate when we establish the series of debt securities. In the event of a covenant defeasance, our obligations under the junior subordinated indenture and the junior subordinated debt securities, other than with respect to the covenants specifically referred to above, will remain in effect. (Section 1701)

      If we exercise our option not to comply with the covenants listed above and the junior subordinated debt securities of that series become immediately due and payable because an event of default under the junior subordinated indenture has occurred, other than as a result of an event of default specifically referred to above, the amount of money and Eligible Instruments on deposit with the junior subordinated trustee will be sufficient to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the junior subordinated indenture and the terms of the junior subordinated debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments. (Section 1701)

Conversion or Exchange

      The junior subordinated debt securities may be convertible or exchangeable into junior subordinated debt securities of another series or into trust preferred securities of any of our trusts, on the terms provided in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of junior subordinated debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

      The junior subordinated debt securities will be subordinated to all of our existing and future Senior Debt, as defined below. Our “Senior Debt” includes our senior debt securities and our subordinated debt securities and means:

•	any of our indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debt securities, notes or other written instruments,

•	our obligations under letters of credit,

•	any of our indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates, and

•	any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, whether outstanding on the date of execution of the junior subordinated indenture or thereafter incurred, other than obligations expressly on a parity with or junior to the junior subordinated debt securities. The junior subordinated debt securities will rank on a parity with obligations evidenced by any debt securities, and guarantees in respect of those debt securities, initially issued to any trust, partnership or other entity affiliated with us, that is, directly or indirectly, our financing vehicle in connection with the issuance by such entity of capital securities or other similar securities.

      If certain events relating to a bankruptcy, insolvency or reorganization of Popular occur, we will first pay all Senior Debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the junior subordinated debt securities. In such an event, we will pay or deliver directly to the holders of Senior Debt any payment or distribution otherwise payable or deliverable to holders of the junior subordinated debt securities. We will make the payments to the holders of Senior Debt according to priorities existing among those holders until we have paid all Senior Debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the junior subordinated debt securities so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the junior subordinated debt securities. (Section 1801)

      If such events relating to a bankruptcy, insolvency or reorganization of Popular occur, after we have paid in full all amounts owed on Senior Debt:

•	the holders of junior subordinated debt securities,

•	together with the holders of any of our other obligations ranking equal with those junior subordinated debt securities,

will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the junior subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those junior subordinated debt securities.

      If we violate the junior subordinated indenture by making a payment or distribution to holders of the junior subordinated debt securities before we have paid all the Senior Debt in full, then such holders of the junior subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the Senior Debt outstanding at the time. The payment or transfer to the holders of the Senior Debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of junior subordinated debt securities will not be required to pay, or transfer payments or distributions to, holders of Senior Debt so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of those junior subordinated debt securities. (Section 1801)

      Because of the subordination, if we become insolvent, holders of Senior Debt may receive more, ratably, and holders of the junior subordinated debt securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the junior subordinated indenture in connection with the junior subordinated debt securities.

      We may modify or amend the junior subordinated indenture as provided under “— Modification of Junior Subordinated Indenture” above. However, the modification or amendment may not, without the consent of the holders of all Senior Debt outstanding, modify any of the provisions of the junior subordinated indenture relating to the subordination of the junior subordinated debt securities in a manner that would adversely affect the holders of Senior Debt. (Section 902)

      The junior subordinated indenture places no limitation on the amount of Senior Debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting Senior Debt.

Governing Law

      The junior subordinated indenture and the junior subordinated debt securities will be governed by, and construed in accordance with, the internal laws of the Commonwealth of Puerto Rico.

The Trustee

      The junior subordinated trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in case of a default, the trustee is under no obligation to exercise any of the powers under the junior subordinated indenture at the request, order or direction of any holders of junior subordinated debt securities unless offered reasonable indemnification. (Sections 603, 601)

Correspondence Between Junior Subordinated Debt Securities and Trust Preferred Securities

      Popular may issue one or more series of junior subordinated debt securities under the junior subordinated indenture with terms corresponding to the terms of a series of trust preferred securities. In each such instance, concurrently with the issuance of a trust’s preferred securities, such trust will invest the proceeds from that issuance, together with the consideration paid by Popular for the common securities of such trust, in that series of junior subordinated debt securities. Each series of junior subordinated debt securities will be in a principal amount equal to the aggregate stated liquidation amount of the related trust preferred securities and the common securities of such trust and will rank equally with all other series of junior subordinated debt securities. Holders of the trust preferred securities will have the rights, in connection with modifications to the junior subordinated indenture or upon occurrence of an event of default, as described under “— Modification of Junior Subordinated Indenture” and “— Events of Default, Waiver and Notice.”

      Unless otherwise specified in the applicable prospectus supplement, if a tax event, investment company event or capital treatment event relating to a trust occurs and continues, we may, at our option and subject to any required prior approval of the Federal Reserve, redeem the junior subordinated debt securities at any time within 90 days of the occurrence of such event, in whole but not in part, subject to the provisions of the junior subordinated indenture and whether or not such junior subordinated debt securities are then redeemable at our option.

      The redemption price for any junior subordinated debt security shall be equal to 100% of the principal amount of such junior subordinated debt security then outstanding plus accrued and unpaid interest to the redemption date. As long as a trust is the holder of all the outstanding junior subordinated debt securities of a series, the proceeds of any redemption will be used by such trust to redeem the related trust securities in accordance with their terms.

      We will covenant, as to each series of junior subordinated debt securities:

•	to directly or indirectly maintain 100% ownership of the common securities of the applicable trust unless a permitted successor succeeds to ownership of the common securities;

•	not to voluntarily terminate, wind up or liquidate any trust, except,

•	in connection with a distribution of junior subordinated debt securities to the holders of trust preferred securities in exchange therefor upon liquidation of such trust, or

•	in connection with certain mergers, consolidations or amalgamations permitted by the applicable trust agreement, in either such case, if so specified in the applicable prospectus supplement and upon any required prior approval of the Federal Reserve; and

•	to use our reasonable efforts, consistent with the terms and provisions of the applicable trust agreement, to cause such trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal or Puerto Rico income tax purposes.

DESCRIPTION OF TRUST PREFERRED SECURITIES

      The trust preferred securities will be issued by a trust under the terms of a trust agreement. Each trust agreement will be qualified as an indenture under the Trust Indenture Act. Each trust may issue only one series of trust preferred securities. The property trustee will act as trustee for each series of trust preferred securities under the applicable trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. The terms of each series of trust preferred securities will include those stated in the applicable trust agreement and those made part of such trust agreement by the Trust Indenture Act.

      We have summarized material terms and provisions of the trust preferred securities in this section. This summary is not intended to be complete and is qualified by the trust agreement, the form of which we filed as an exhibit to the registration statement, the Delaware Statutory Trust Act and the Trust Indenture Act.

      Each trust agreement authorizes the trustees of the applicable trust to issue trust securities on behalf of such trust. The trust securities represent undivided beneficial interests in the assets of such trust. We will own, directly or indirectly, all of a trust’s common securities. The common securities rank equally, and payments will be made on a pro rata basis, with the trust preferred securities except as set forth under “— Ranking of Trust Securities.”

      Each trust agreement does not permit a trust to issue any securities other than the trust securities or to incur any indebtedness. Under each trust agreement, the property trustee will own the junior subordinated debt securities purchased by such trust for the benefit of the holders of the trust securities.

      The guarantee agreement we execute for the benefit of the holders of trust preferred securities will be a guarantee on a subordinated basis with respect to the related trust securities. However, such guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of such trust securities when a trust does not have funds on hand available to make such payments. See “Description of Guarantees.”

Distributions

      Distributions on each series of trust preferred securities:

•	will be cumulative;

•	will accumulate from the date of original issuance; and

•	will be payable on such dates as specified in the applicable prospectus supplement.

      In the event that any date on which distributions are payable on the trust preferred securities is not a business day, then payment of the distribution will be made on the next succeeding business day, and without any interest or other payment in respect to any such delay. Each date on which distributions are payable in accordance with the foregoing is referred to as a “distribution date.” The term “distribution” includes any interest payable on unpaid distributions unless otherwise stated. Unless otherwise specified in the applicable prospectus supplement, a “business day” is a day other than a Saturday, a Sunday, or any other day on which banking institutions in Puerto Rico, Wilmington, Delaware and New York, New York are authorized or required by law, regulation or executive order to remain closed or are customarily closed.

      The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any period shorter than a full distribution period will be computed on the basis of the actual number of days elapsed in a partial month in that period. Distributions to which holders of trust preferred securities are entitled but are not paid will accumulate additional distributions at the annual rate if and as specified in the applicable prospectus supplement.

      If provided in the applicable prospectus supplement, we have the right under the junior subordinated indenture and the junior subordinated debt securities to which the prospectus supplement relates to defer the payment of interest on the junior subordinated debt securities for up to a number of consecutive interest payment periods that will be specified in the applicable prospectus supplement. We refer to this period as an “extension period.” No extension period may extend beyond the stated maturity of the junior subordinated debt securities to which the extension period relates.

      As a consequence of any such deferral, distributions on the trust preferred securities would be deferred by the related trust during any extension period, but would continue to accumulate additional distributions at the annual rate set forth in the prospectus supplement for such trust preferred securities.

      Unless otherwise specified in the applicable prospectus supplement, if we exercise our deferral right, then during any extension period, we may not:

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the junior subordinated debt securities (except for partial payments of interest with respect to the junior subordinated debt securities); or

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, other than:

•	any repurchase, redemption or other acquisition of shares of our capital stock (1) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) in connection with a dividend reinvestment or stockholder stock purchase plan or (3) in connection with the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into before the applicable extension period;

•	any exchange, redemption or conversion of any class or series of our capital stock, or any capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;

•	payments by us under any guarantee agreement executed for the benefit of the trust preferred securities; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

      The funds available to each trust for distribution to holders of its trust preferred securities will be limited to payments under the junior subordinated debt securities in which such trust invests the proceeds from the issuance and sale of its trust securities. See “Description of Junior Subordinated Debt Securities — Correspondence Between Junior Subordinated Debt Securities and Trust Preferred Securities.” If we do not make interest payments on such junior subordinated debt securities, the property trustee will not have funds available to pay distributions on the related trust preferred securities. To the extent a trust has funds legally available for the payment of such distributions and cash sufficient to make such payments, the payment of distributions is guaranteed by us on the basis set forth under “Description of Guarantees.”

      Distributions on the trust preferred securities will be payable to the holders of such securities as they appear on the register of the applicable trust on the relevant record dates, which shall be the 15th calendar day, whether or not a business day, before the distribution date.

Redemption or Exchange

Mandatory Redemption

      Upon the repayment or redemption, in whole or in part, of any junior subordinated debt securities, whether at stated maturity or upon earlier redemption as provided in the junior subordinated indenture, the property trustee will apply the proceeds from such repayment or redemption to redeem a like amount, as defined below, of the related trust securities, upon not less than 30 nor more than 60 days’ notice. The redemption price will equal the aggregate liquidation amount of such trust securities, as defined below, plus accumulated but unpaid distributions to the date of redemption and the amount of the premium, if any, paid by us upon the concurrent redemption of such junior subordinated debt securities. See “Description of Junior Subordinated Debt Securities — Redemption.” If less than all of any series of junior subordinated debt securities are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption will be allocated pro rata to the redemption of the related trust preferred securities and the common securities, except as set forth under “— Ranking of Trust Securities.” The amount of premium, if any, paid by us upon the redemption or repayment of all or any part of any series of junior subordinated debt securities will be allocated pro rata to the redemption of the related trust preferred securities and common securities, except as set forth under “— Ranking of Trust Securities.”

      We will have the right to redeem any series of junior subordinated debt securities:

•	on or after such date as may be specified in the applicable prospectus supplement, in whole at any time or in part from time to time; or

•	at any time, in whole but not in part, upon the occurrence of a tax event, investment company event or capital treatment event, in any case subject to receipt of any required prior approval by the Federal Reserve. See “Description of Junior Subordinated Debt Securities — Redemption.”

      Within 90 days after any tax event, investment company event or capital treatment event occurs and continues, we will have the right to redeem the junior subordinated debt securities in whole, but not in part, and thereby cause a mandatory redemption of the related trust preferred securities and common securities in whole, but not in part, at the redemption price described above. In the event:

•	a tax event, investment company event or capital treatment event occurs and continues, and

•	we do not elect to redeem the junior subordinated debt securities and thereby cause a mandatory redemption of the related trust preferred securities and common securities or to dissolve the related trust and cause the junior subordinated debt securities to be distributed to holders of such trust preferred securities and common securities in exchange therefor upon liquidation of the trust as described below, the related trust preferred securities will remain outstanding.

      “Like Amount” means:

•	with respect to a redemption of any series of trust securities, trust securities of such series having a liquidation amount equal to that portion of the principal amount of junior subordinated debt securities to be contemporaneously redeemed in accordance with the junior subordinated indenture, the proceeds of which will be used to pay the redemption price of such trust securities; and

•	with respect to a distribution of junior subordinated debt securities to holders of any series of trust securities in exchange therefor in connection with a dissolution or liquidation of a trust, junior subordinated debt securities having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such junior subordinated debt securities would be distributed.

      “Liquidation Amount” means the stated amount per trust security as set forth in the applicable prospectus supplement.

Distribution of Junior Subordinated Debt Securities

      We will have the right at any time to liquidate a trust and cause the junior subordinated debt securities to be distributed to the holders of the related trust securities. This may require the prior approval of the Federal Reserve. Upon liquidation of the trust and after satisfaction of the liabilities of creditors of such trust as provided by applicable law, the junior subordinated debt securities held by such trust will be distributed to the holders of the trust securities of such trust in exchange therefor.

      After the liquidation date fixed for any distribution of junior subordinated debt securities for any series of trust preferred securities:

•	such series of trust preferred securities will no longer be deemed to be outstanding;

•	the depositary or its nominee, as the record holder of such series of trust preferred securities, will receive a registered global certificate or certificates representing the junior subordinated debt securities to be delivered upon such distribution;

•	any certificates representing such series of trust preferred securities not held by The Depository Trust Company, or “DTC,” or its nominee, or surrendered to the exchange agent will be deemed to represent the junior subordinated debt securities to be delivered in the exchange, having a principal amount equal to the stated liquidation amount of such series of trust preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such series of trust preferred securities until such certificates are so surrendered for transfer or reissuance; and

•	all rights of the holders of such trust preferred securities will cease, except the right to receive junior subordinated debt securities, in the principal amount set forth above, upon such surrender.

Redemption Procedures

      Trust preferred securities redeemed on any redemption date will be redeemed at the redemption price, as described in the applicable prospectus supplement, with the proceeds from the contemporaneous redemption of the junior subordinated debt securities. Redemptions of trust preferred securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the applicable trust has funds on hand available for the payment of such redemption price. See also “— Ranking of Trust Securities.” Redemptions of trust preferred securities may require prior approval of the Federal Reserve.

      If a trust gives a notice of redemption of its trust preferred securities, then, by 12:00 noon, New York time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of such trust preferred securities. If such trust preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such trust preferred securities funds sufficient to pay the redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such trust preferred securities.

      Notwithstanding the foregoing, distributions payable on or before the redemption date for any trust preferred securities called for redemption will be payable to the holders of such trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:

•	all rights of the holders of such trust preferred securities will cease, except the right to receive the redemption price on the redemption date, but without interest on such redemption price after the date of redemption; and

•	such trust preferred securities will cease to be outstanding.

      In the event that any date fixed for redemption of trust preferred securities is not a business day, then payment of the redemption price will be made on the next succeeding business day, without any interest or any other payment in respect of any such delay. In the event that payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the applicable trust or by us pursuant to the guarantee as described under “Description of Guarantees,” distributions on such trust preferred securities will continue to accrue at the then-applicable rate, from the redemption date originally established by such trust for such trust preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

      If less than all of the trust securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of such trust securities to be redeemed shall be allocated pro rata to the trust preferred securities and the common securities based upon the relative liquidation amounts of such classes, except as set forth under “— Ranking of Trust Securities.” The property trustee will select the particular trust preferred securities to be redeemed not more than 60 days before the redemption date from the outstanding trust preferred securities not previously called for redemption by any method the property trustee deems fair and appropriate, or, if the trust preferred securities are in book-entry only form, in accordance with the procedures of the depositary. The property trustee shall promptly notify the securities registrar in writing of the trust preferred securities selected for redemption and the liquidation amount to be redeemed. For all purposes of the applicable trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities shall relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

      Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of trust securities to be redeemed.

      Subject to applicable law, including, without limitation, United States federal securities laws, we or our subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Ranking of Trust Securities

      Payment of distributions on, and the redemption price of and the liquidation distribution in respect of, trust preferred securities and common securities, as applicable, shall be made pro rata based on the relative liquidation amount of such trust preferred securities and common securities, except that upon certain events of default under the applicable trust agreement relating to payment defaults on the junior subordinated debt securities, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities.

      In the case of any event of default under a trust agreement resulting from an event of default under the junior subordinated indenture, we, as holder of a trust’s common securities, will be deemed to have waived any right to act with respect to any such event of default under such trust agreement until all such events of default have been cured, waived or otherwise eliminated. Until all events of default under such trust agreement have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of such trust preferred securities and not on our behalf, and only the holders of such trust preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

      Pursuant to a trust agreement, a trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of Popular;

•	the written direction from us, as holder of the trust’s common securities, to the property trustee to dissolve the trust and distribute a like amount of junior subordinated debt securities to the holders of its trust securities, subject to our having received any required prior approval of the Federal Reserve;

•	redemption of all of its trust preferred securities as described under “— Redemption or Exchange — Mandatory Redemption;” and

•	the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

      Except as set forth in the next sentence, if an early dissolution occurs as described above, the property trustee will liquidate the trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of such trust as provided by applicable law, to the holders of such trust securities a like amount of junior subordinated debt securities. If the property trustee determines that such distribution is not practical or if the early dissolution occurs as a result of the redemption of trust preferred securities, then the holders will be entitled to receive out of the assets of such trust available for distribution to holders and after satisfaction of liabilities to creditors of such trust as provided by applicable law, an amount equal to the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment. If such trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by such trust on its trust securities shall be paid on a pro rata basis, except as set forth under “— Ranking of Trust Securities.”

Events of Default; Notice

      Any one of the following events constitutes an event of default under the applicable trust agreement, or a “trust event of default,” regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	the occurrence of an event of default under the junior subordinated indenture with respect to the junior subordinated debt securities held by such trust (see “Description of Junior Subordinated Debt Securities — Events of Default, Waiver and Notice”); or

•	the default by the property trustee in the payment of any distribution on any trust security of such trust when such distribution becomes due and payable, and continuation of such default for a period of 30 days; or

•	the default by the property trustee in the payment of any redemption price of any trust security of such trust when such redemption price becomes due and payable; or

•	the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees in the applicable trust agreement for 90 days after the defaulting trustee or trustees have received written notice of the failure to perform or breach of warranty in the manner specified in such trust agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 90 days.

      Within ten days after any event of default actually known to the property trustee occurs, the property trustee will transmit notice of such event of default to the holders of the trust securities and to the administrative trustees, unless such event of default shall have been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under the trust agreement.

      The existence of an event of default under the trust agreement, in and of itself, with respect to the junior subordinated debt securities does not entitle the holders of the related trust preferred securities to accelerate the maturity of such debt securities.

Removal of Trustees

      Unless an event of default under the junior subordinated indenture has occurred and is continuing, the property trustee and the Delaware trustee of a trust may be removed at any time by the holder of the common securities of such trust. The property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding trust preferred securities of such trust for cause or if an event of default under the junior subordinated indenture has occurred and is continuing. In no event will the holders of such trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us, as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Co-Trustees and Separate Property Trustee

      Unless an event of default under the junior subordinated indenture shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the common securities, and the administrative trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of such trust agreement. If an event of default under the junior subordinated indenture has occurred and is continuing, the property trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

      Any person into which the property trustee or the Delaware trustee, if not a natural person, may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the trust agreement, provided such person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trusts

      A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below or as otherwise described in the applicable trust agreement. Such trust may, at our request, with the consent of the administrative trustees but without the consent of the holders of the trust preferred securities, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state, the District of Columbia or the Commonwealth of Puerto Rico if:

•	such successor entity either:

•	expressly assumes all of the obligations of such trust with respect to the trust preferred securities, or

•	substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, or the “successor securities,” so long as the successor securities rank the same as the trust preferred securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the junior subordinated debt securities;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect;

•	such successor entity has a purpose substantially identical to that of such trust;

•	prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to such trust experienced in such matters to the effect that:

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect, and

•	following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither such trust nor such successor entity will be required to register as an investment company under the Investment Company Act; and

•	we or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the applicable guarantee.

      Notwithstanding the foregoing, a trust may not, except with the consent of holders of 100% in liquidation amount of its trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal or Puerto Rico income tax purposes.

Voting Rights; Amendment of the Trust Agreement

      Except as provided below and under “Description of Guarantees — Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of trust preferred securities will have no voting rights.

      We and the administrative trustees may amend a trust agreement without the consent of the holders of its trust preferred securities, unless such amendment will materially and adversely affect the interests of any holder of trust preferred securities, to:

•	cure any ambiguity, correct or supplement any provisions in such trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such trust agreement, which may not be inconsistent with the other provisions of such trust agreement; or

•	modify, eliminate or add to any provisions of such trust agreement to such extent as shall be necessary to ensure that such trust will be classified for United States federal or Puerto Rico income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that such trust will not be required to register as an “investment company” under the Investment Company Act.

      We, the administrative trustees and the property trustee may generally amend a trust agreement with:

•	the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding trust preferred securities; and

•	receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect such trust’s status as a grantor trust for United States federal or Puerto Rico income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act.

      However, without the consent of each holder of trust securities, a trust agreement may not be amended to:

•	change the amount or timing of any distribution required to be made in respect of such trust securities as of a specified date; or

•	restrict the right of a holder of such trust securities to institute a suit for the enforcement of any such payment on or after such date.

      So long as the property trustee of a trust holds any junior subordinated debt securities, the trustees may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities of such trust:

•	direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated trustee, or executing any trust or power conferred on the junior subordinated trustee with respect to such junior subordinated debt securities;

•	waive any past default that is waivable under the junior subordinated indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debt securities is due and payable; or

•	consent to any amendment, modification or termination of the junior subordinated indenture or such junior subordinated debt securities, where such consent shall be required.

      If a consent under the junior subordinated indenture would require the consent of each holder of junior subordinated debt securities affected thereby, no such consent may be given by the property trustee of any trust without the prior consent of each holder of the trust preferred securities of such trust. The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities. The property trustee will notify each holder of the trust preferred securities of any notice of default with respect to the junior subordinated debt securities. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, before taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause such trust to be classified as other than a grantor trust for United States federal or Puerto Rico income tax purposes.

      Any required approval of holders of trust preferred securities may be given at a meeting of holders of trust preferred securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in the applicable trust agreement.

      No vote or consent of the holders of trust preferred securities will be required for a trust to redeem and cancel its trust preferred securities in accordance with the applicable trust agreement.

      Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned by us or our affiliates or the trustees or any of their affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agent

      Payments on the trust preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates. If any trust preferred securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register.

      Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be Banco Popular de Puerto Rico. The paying agent shall be permitted to resign as paying agent upon

30 days’ written notice to the administrative trustees and to the property trustee. In the event that Banco Popular de Puerto Rico shall no longer be the paying agent, the property trustee will appoint a successor to act as paying agent, which will be a bank or trust company acceptable to the administrative trustees and to us.

Registrar and Transfer Agent

      Unless otherwise specified in the applicable prospectus supplement, Banco Popular de Puerto Rico Trust Division will act as registrar and transfer agent for the trust preferred securities.

      Registration of transfers of trust preferred securities will be effected without charge by or on behalf of a trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A trust will not be required to register or cause to be registered the transfer of its trust preferred securities after such trust preferred securities have been called for redemption.

Information Concerning the Property Trustee

      Other than during the occurrence and continuance of an event of default under the trust agreement, the property trustee undertakes to perform only the duties that are specifically set forth in the applicable trust agreement. After an event of default under the trust agreement, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of trust preferred securities unless it is offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no event of default under the trust agreement has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in such trust agreement or is unsure of the application of any provision of such trust agreement, and the matter is not one upon which holders of trust preferred securities are entitled under the applicable trust agreement to vote, then the property trustee will take any action that we direct. If we do not provide direction, the property trustee may take any action that it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

      We and our affiliates maintain certain accounts and other banking relationships with the property trustee and its affiliates in the ordinary course of business.

Trust Expenses

      Pursuant to the applicable trust agreement, we, as depositor, agree to pay:

•	all debts and other obligations of the trust (other than with respect to the trust preferred securities);

•	all costs and expenses of the trust, including costs and expenses relating to the organization of the trust, the fees and expenses of the trustees and the cost and expenses relating to the operation of the trust; and

•	any and all taxes and costs and expenses with respect thereto, other than withholding taxes, to which the trust might become subject.

Governing Law

      The trust agreements will be governed by and construed in accordance with the laws of Delaware.

Miscellaneous

      The administrative trustees are authorized and directed to conduct the affairs of and to operate the applicable trust in such a way that it will not be required to register as an “investment company” under the Investment Company Act or characterized as other than a grantor trust for United States federal or Puerto Rico income tax purposes. The administrative trustees are authorized and directed to conduct their affairs so that the junior subordinated debt securities will be treated as indebtedness of Popular for Puerto Rico income tax purposes.

      In this regard, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the applicable trust or the applicable trust agreement, that we and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the applicable trust preferred securities.

      Holders of the trust preferred securities have no preemptive or similar rights.

      No trust may borrow money or issue debt or mortgage or pledge any of its assets.

COMMON SECURITIES

      In connection with the issuance of trust preferred securities, the applicable trust will issue one series of common securities. The prospectus supplement relating to such issuance will specify the terms of such common securities, including distributions, redemption, voting and liquidation rights. Except for voting rights, the terms of the common securities will be substantially identical to the terms of the trust preferred securities. The common securities will rank equally, and payments will be made on the common securities pro rata, with the trust preferred securities, except as set forth under “Description of Trust Preferred Securities — Ranking of Trust Securities.” Except in limited circumstances, the common securities of a trust carry the right to vote to appoint, remove or replace any of the trustees of that trust. We will own, directly or indirectly, all of the common securities of the trusts.

DESCRIPTION OF GUARANTEES

      Set forth below is a summary of information concerning the guarantee that we will execute and deliver for the benefit of the holders of trust preferred securities when a trust issues trust securities. Each trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee for purposes of the Trust Indenture Act will be named in the applicable prospectus supplement. The guarantee trustee will hold the trust preferred securities guarantee for the benefit of the holders of the trust preferred securities.

General

      Under a trust preferred securities guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the trust securities, except to the extent paid by the applicable trust, as and when due, regardless of any defense, right of set-off or counterclaim which such trust may have or assert, the following payments, which are referred to as “guarantee payments,” without duplication:

•	any accrued and unpaid distributions that are required to be paid on the trust preferred securities, to the extent such trust has funds available for distributions;

•	the redemption price, plus all accrued and unpaid distributions relating to any trust preferred securities called for redemption by such trust, to the extent such trust has funds available for redemptions; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of such trust, other than in connection with the distribution of junior subordinated debt securities to the holders of trust preferred securities or the redemption of all of the trust preferred securities, the lesser of:

•	the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment to the extent such trust has funds available; and

•	the amount of assets of such trust remaining for distribution to holders of the trust preferred securities in liquidation of such trust.

The redemption price and liquidation amount will be fixed at the time the trust preferred securities are issued.

      Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts to the holders of trust preferred securities or by causing the applicable trust to pay such amounts to such holders.

      A trust preferred securities guarantee will not apply to any payment of distributions except to the extent a trust shall have funds available for such payments. If we do not make interest payments on the junior subordinated debt securities purchased by a trust, such trust will not pay distributions on the trust preferred securities and will not have funds available for such payments. See “— Status of the Guarantees.” Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. Except as otherwise described in the applicable prospectus supplement, the trust preferred securities guarantees do not limit the incurrence or issuance by us of other secured or unsecured debt.

      A trust preferred securities guarantee, when taken together with our obligations under the junior subordinated debt securities, the junior subordinated indenture and the applicable trust agreement, including our obligations to pay costs, expenses, debts and liabilities of the applicable trust, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis of payments due on the trust preferred securities.

      Unless otherwise specified in the applicable prospectus supplement, we will also agree separately to irrevocably and unconditionally guarantee the obligations of each trust with respect to the common securities to the same extent as the trust preferred securities guarantees.

Status of the Guarantees

      A guarantee will be unsecured and will rank:

•	subordinate and junior in right of payment to all our other liabilities in the same manner as the junior subordinated debt securities as set forth in the junior subordinated indenture; and

•	equally with all other trust preferred security guarantees that we issue.

      A guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. A guarantee will be held by the guarantee trustee for the benefit of the holders of the related trust securities. A guarantee will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon the distribution of the junior subordinated debt securities.

Amendments and Assignment

      A trust preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding relevant trust preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of such trust preferred securities in any material respect. All guarantees and agreements contained in a trust preferred securities guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the trust preferred securities then outstanding.

Termination of the Guarantees

      A trust preferred securities guarantee will terminate (1) upon full payment of the redemption price of all related trust preferred securities, (2) upon distribution of the junior subordinated debt securities to the holders of the related trust securities or (3) upon full payment of the amounts payable in accordance with the applicable trust agreement upon liquidation of the trust. A trust preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must restore payment of any sums paid under the trust preferred securities or the trust preferred securities guarantee.

Events of Default

      An event of default under a trust preferred securities guarantee will occur if we fail to perform any payment obligation or other obligation under such guarantee.

      The holders of a majority in liquidation amount of the trust preferred securities of a trust have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee of such trust in respect of the applicable trust preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any holder of trust preferred securities may institute a legal proceeding directly against us to enforce the guarantee trustee’s rights and our obligations under the applicable trust preferred securities guarantee, without first instituting a legal proceeding against such trust, the guarantee trustee or any other person or entity.

      As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants under the trust preferred securities guarantee.

Information Concerning the Guarantee Trustee

      Prior to the occurrence of an event of default relating to a trust preferred securities guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in such trust preferred securities guarantee. Following the occurrence of an event of default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the trust preferred securities guarantee at the request of any holder of trust preferred securities unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

      We and our affiliates maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

      The trust preferred securities guarantees will be governed by and construed in accordance with the internal laws of the Commonwealth of Puerto Rico.

RELATIONSHIP AMONG TRUST PREFERRED SECURITIES,

JUNIOR SUBORDINATED DEBT SECURITIES AND GUARANTEES

      As set forth in the applicable trust agreement, the sole purpose of a trust is to issue the trust securities and to invest the proceeds in junior subordinated debt securities.

      As long as payments of interest and other payments are made when due on a series of junior subordinated debt securities, those payments will be sufficient to cover the distributions and payments due on the related trust securities. This is due to the following factors:

•	the aggregate principal amount of such junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of such trust securities;

•	the interest rate and the interest and other payment dates on such junior subordinated debt securities will match the distribution rate and distribution and other payment dates for such trust securities;

•	under the junior subordinated indenture, we will pay, and the applicable trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of such trust, other than those relating to such trust securities; and

•	the applicable trust agreement further provides that the trustees may not cause or permit the trust to engage in any activity that is not consistent with the purposes of the trust.

      To the extent that funds are available, we guarantee payments of distributions and other payments due on trust preferred securities to the extent described in this prospectus. If we do not make interest payments on a series of junior subordinated debt securities, the related trust will not have sufficient funds to pay distributions on the trust preferred securities. A trust preferred securities guarantee is a subordinated guarantee in relation to the trust preferred securities. A trust preferred securities guarantee does not apply to any payment of distributions unless and until such trust has sufficient funds for the payment of such distributions. See “Description of Guarantees.”

      We have the right to set off any payment that we are otherwise required to make under the junior subordinated indenture with any payment that we have previously made or are concurrently on the date of such payment making under a related guarantee.

      A trust preferred securities guarantee covers the payment of distributions and other payments on the trust preferred securities of a trust only if and to the extent that we have made a payment of interest or principal or other payments on the junior subordinated debt securities. A trust preferred securities guarantee, when taken together with our obligations under the junior subordinated debt securities and the junior subordinated indenture and our obligations under the applicable trust agreement, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the related trust preferred securities.

      If we fail to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period, the applicable trust agreement allows the holders of the related trust preferred securities to direct the property trustee to enforce its rights under the junior subordinated debt securities. If the property trustee fails to enforce these rights, any holder of such trust preferred securities may directly sue us to enforce such rights without first suing the property trustee or any other person or entity. See “Description of Trust Preferred Securities — Voting Rights; Amendment of the Trust Agreement.”

      A holder of trust preferred securities may institute a direct action if we fail to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the junior subordinated debt securities, or

•	suing us to enforce the property trustee’s rights under the junior subordinated debt securities. (Section 508)

In connection with such direct action, we will be subrogated to the rights of such holder of trust preferred securities under the applicable trust agreement to the extent of any payment made by us to such holder of trust preferred securities. Consequently, we will be entitled to payment of amounts that a holder of trust preferred securities receives in respect of an unpaid distribution to the extent that such holder receives or has already received full payment relating to such unpaid distribution from such trust.

      We acknowledge that the guarantee trustee will enforce the trust preferred securities guarantees on behalf of the holders of the trust preferred securities. If we fail to make payments under the trust preferred securities guarantee, the holders of the related trust preferred securities may direct the guarantee trustee to enforce its rights under such guarantee. If the guarantee trustee fails to enforce the trust preferred securities guarantee, any holder of trust preferred securities may directly sue us to enforce the guarantee trustee’s rights under the trust preferred securities guarantee. Such holder need not first sue the trust, the guarantee trustee, or any other person or entity. A holder of trust preferred securities may also directly sue us to enforce such holder’s right to receive payment under the trust preferred securities guarantees. Such holder need not first direct the guarantee trustee to enforce the terms of the trust preferred securities guarantee or sue such trust or any other person or entity.

      We and each trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by us of payments due on the trust preferred securities. See “Description of Guarantees — General.”

Limited Purpose of Trust

      Each trust’s preferred securities evidence a beneficial interest in the assets such trust, and such trust exists for the sole purpose of issuing its trust preferred securities and common securities and investing the proceeds in junior subordinated debt securities issued by Popular. A principal difference between the rights of a holder of a trust preferred security and a holder of a junior subordinated debt security is that a holder of a junior subordinated debt security is entitled to receive from us the principal amount of and interest accrued on such junior subordinated debt securities, while a holder of trust preferred securities is entitled to receive distributions from such trust, or from us under the related guarantee, if and to the extent such trust has funds available for the payment of such distributions.

Rights Upon Dissolution

      Upon any voluntary or involuntary dissolution, winding up or liquidation of a trust involving the liquidation of the junior subordinated debt securities, after satisfaction of liabilities to creditors of such trust, the holders of the trust preferred securities of such trust will be entitled to receive, out of the assets held by such trust, the liquidation distribution in cash. See “Description of Trust Preferred Securities — Liquidation Distribution Upon Termination.” Upon any voluntary or involuntary liquidation or bankruptcy of Popular, the property trustee, as holder of the junior subordinated debt securities, would be a subordinated creditor of Popular, subordinated in right of payment to all Senior Debt as set forth in the junior subordinated indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of each trust, other than such trust’s obligations to the holders of its trust preferred securities, the positions of a holder of such trust preferred securities and a holder of such junior subordinated debt securities relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same.

PLAN OF DISTRIBUTION

      We and the trusts may sell the securities offered under this prospectus through agents, through underwriters or dealers or directly to one or more purchasers. We may also offer the securities in exchange for our outstanding indebtedness.

      Underwriters, dealers and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed. The maximum discount or commission that may be received by any member of the National Association of Securities Dealers, Inc. for sales of securities pursuant to this prospectus will not exceed 8.00%.

      The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

      We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

      If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will set forth the terms of the exchange, the identity of and the terms of sale of the securities offered under this prospectus by the selling security holders.

      If the applicable prospectus supplement indicates, we or a trust will authorize dealers or agents to solicit offers by institutions to purchase offered securities under contracts that provide for payment and delivery on a future date. We or a trust must approve all institutions, but they may include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

The institutional purchaser’s obligations under the contract are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and agents will not be responsible for the validity or performance of the contracts.

      One of our wholly-owned subsidiaries, Popular Securities, Inc., may participate as an underwriter in offerings of the securities offered under this prospectus. If this occurs, the offering will comply with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. The underwriters, agents and dealers participating in the sale of the securities offered by this prospectus will not confirm sales to accounts over which they exercise discretionary authority without the prior specific written approval of the customer in accordance with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

      Because the National Association of Securities Dealers, Inc. may view the trust preferred securities as interests in a direct participation program, this offering will be made in compliance with the applicable provisions of Rule 2810 of the Conduct Rules of the National Association of Securities Dealers, Inc.

      This prospectus, together with any applicable prospectus supplement, may also be used by our affiliates, including Popular Securities, Inc., in connection with offers and sales of the offered securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. None of our affiliates have any obligation to make a market in any of the offered securities and each may discontinue any market-making activities at any time without notice, at its sole discretion.

      We and the trusts may have agreements with the underwriters, dealers and agents, including our subsidiaries mentioned above, to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

      If we offer bearer debt securities under this prospectus, each underwriter, dealer and agent that participates in the distribution of any original issuance of bearer debt securities will agree not to offer, sell or deliver bearer debt securities to a United States citizen or to any person within the United States or Puerto Rico, unless federal and Puerto Rico law permits otherwise.

      When we or a trust issue securities, they may be new securities with no established trading market. If we or a trust sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

      Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

LEGAL OPINIONS

      The validity of the securities offered by this prospectus will be passed upon for Popular by Brunilda Santos de Alvarez, Esq., Executive Vice President and General Counsel, or another of our lawyers, or by any other of our counsel named in the applicable prospectus supplement. Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel for the trusts, will pass upon certain legal matters for the trusts. Certain legal matters will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement. As of the date of this prospectus, Brunilda Santos de Alvarez, Esq. owns, directly or indirectly, 7,870 shares of common stock of Popular pursuant to Popular’s employee stock ownership plan or otherwise. She also held stock options to acquire 28,980 shares of common stock of Popular pursuant to Popular’s stock option plan.

EXPERTS

      The financial statements incorporated in this Prospectus by reference to Popular, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.